SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 11, 1999

                         Applied Magnetics Corporation
            (Exact name of registrant as specified in its charter)


        Delaware                                        1-6635
(State or other jurisdiction of                 (Commission file number)
incorporation or organization)

                                  95-1950506
                     (I.R.S. Employer Identification No.)



                     75 Robin Hill Road, Goleta, CA 93117

             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (805) 683-5353


                            Exhibit Index on Page 39

Item 2.  Acquisition or Disposition of Assets.

            Effective February 11, 1999, Applied Magnetics Corporation ("AMC" or the "Registrant") consummated the acquisition of DAS Devices, Inc., a Delaware corporation ("DAS"), through an Agreement and Plan of Merger, dated as of November 24, 1998 and amended and restated as of January 19, 1999 (the "Merger Agreement"), whereby a wholly owned subsidiary of AMC combined with DAS in a merger transaction in which DAS became a wholly owned subsidiary of AMC (the "Merger"). In connection with the Merger, AMC issued or reserved for issuance to investors, optionees and certain consultants of DAS, an aggregate of 13,051,872 shares of the Common Stock, $.10 par value (the "AMC Common Stock"), constituting approximately 33% of the outstanding AMC Common Stock after giving effect to the Merger, but excluding the shares of AMC Common Stock to be sold by AMC to certain investors following the Merger. See "Item 5. Other Events." The Merger was approved by the DAS stockholders on February 11, 1999. The number of shares of AMC Common Stock issued in the Merger was determined through negotiations between the managements of AMC and DAS and was approved by their respective boards of directors. Under the terms of a registration rights agreement with DAS, AMC has agreed to use commercially reasonable efforts to register the shares for resale under the Securities Act of 1933 within 60 days following the effective time of the Merger (the "Effective Time").

            AMC is an independent manufacturer of magnetic recording heads and of head stack assemblies for disk drives. AMC manufactures advanced inductive thin film disk head products and is in the process of qualifying its 4.3 gigabyte per 3.5 disk magnetoresistive (MR) disk head products primarily to supply
manufacturers of 3.5 inch hard disk drives.   DAS is primarily
engaged in research and development of high technology advancements in magnetic recording heads for hard disk drives for computer applications and production methods for these heads.

Item 5.  Other Events.

            On November 24, 1998, AMC entered into a Securities Purchase Agreement, as amended and restated as of January 19, 1999 (the "Securities Purchase Agreement"), with Sierra Ventures VI, Watershed Partners, L.P., Watershed Cayman, L.L.C., Haussman Holdings, East River Ventures, L.L.C. and The Chase Manhattan Bank as Trustee for First Plaza Group Trust (collectively, the "Investors"). On February 11, 1999 (the "Closing Date"), pursuant to the Securities Purchase Agreement, AMC issued and sold to the Investors 4,950,495 shares of AMC Common Stock in consideration of the payment of the aggregate sum of $20,000,000 to AMC. Under the terms of a registration rights agreement with the Investors, AMC has agreed to use commercially reasonable efforts to register the shares for resale under the Securities Act of 1933, within 60 days of the Closing Date.

Item 7.  Financial Statements and Exhibits

            (a)   Financial Statements of Businesses Acquired

                             Deloitte & Touche LLP
                             San Jose, California



INDEPENDENT AUDITORS' REPORT

To the Board of Directors of DAS Devices, Inc.:

We have audited the accompanying balance sheet of DAS Devices, Inc. (the Company) as of December 31, 1997 and the related statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.





February 27, 1998
(March 9, 1998 as to the last sentence, second paragraph of Note 4)

DAS DEVICES, INC.

BALANCE SHEET
DECEMBER 31, 1997
------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
      Cash and cash equivalents                                $     9,806,490
      Short-term investments                                         1,551,304
      Trade receivables                                                  2,418
      Inventories                                                      236,817
      Prepaid expenses and other                                       816,716
      Restricted cash investment                                       500,000
                                                             -----------------
            Total current assets                                    12,913,745

PROPERTY AND EQUIPMENT - Net                                        11,302,914

CAPITAL EQUIPMENT DEPOSITS                                           1,221,060

OTHER ASSETS                                                           572,306

TOTAL                                                           $   26,010,025
                                                                ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Trade payables                                           $     1,646,898
      Payables due to equipment vendors                              3,834,956
      Accrued compensation and related benefits                        327,707
      Other accrued liabilities                                        245,647
      Current portion of long-term obligations                       1,310,813
                                                              ----------------
            Total current liabilities                                7,366,021

LONG-TERM OBLIGATIONS                                                4,086,278

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
      Convertible preferred stock - par value $0.0001; 100,000,000 shares
          authorized; 67,958,619 shares issued and outstanding           6,796
      Common stock - par value $0.0001; 180,000,000 shares authorized;
          23,553,846 shares issued and outstanding                       2,355
      Additional paid in capital                                    29,797,988
      Stockholder notes receivable                                   (450,975)
      Accumulated deficit                                         (14,798,438)
                                                                --------------
            Total stockholders' equity                              14,557,726
      TOTAL                                                     $   26,010,025
                                                                ==============
See notes to financial statements.

DAS DEVICES, INC.

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
------------------------------------------------------------------------------


PRODUCT REVENUE                                                 $       2,411

COST OF REVENUE                                                     8,262,438
                                                                 ------------
GROSS MARGIN                                                       (8,260,027)

OPERATING EXPENSES:
      Selling, general and administrative                           2,523,328
      Research and development                                      1,970,808
                                                                 ------------
            Total operating expenses                                4,494,136
                                                                 ------------
LOSS FROM OPERATIONS                                              (12,754,163)

OTHER INCOME:
      Interest income                                                 360,083
      Interest expense                                               (297,573)
      Other income, net                                                12,464
                                                                 ------------

            Other income, net                                          74,974
                                                                 ------------
NET LOSS                                                         $(12,679,189)
                                                                 ============

See notes to financial statements.

DAS DEVICES, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                       Convertible
                                     Preferred Stock        Common Stock     Additional    Stockholder                    Total
                                  --------------------  -------------------   Paid In        Notes    Accumulated     Stockholders'
                                    Shares     Amount   Shares       Amount   Capital      Receivable   Deficit          Equity
BALANCES, January 1, 1997             --       $  --     9,978,013   $  998   $1,766,191   $  --      $(2,119,249)     $(352,060)

Conversion of common stock into
    Series A preferred stock       9,978,013      998   (9,978,013)              (998)                                     --

Issuance of Series B preferred
   stock, net of issuance costs
     of $23,291                   38,708,981    3,871                          8,035,919                             8,039,790

Issuance of Series D preferred
     stock, net of issuance
     costs of $55,667             19,271,625    1,927                         19,214,031                             19,215,958

Issuance of founders' stock                             20,913,846    2,091      433,545   (435,636)                        --

Common stock antidilution                                1,000,000      100         (100)                                   --

Issuance of common stock for
     cash                                                1,640,000      164       33,998                                 34,162

Issuance of warrants for
      services                                                                   314,404                                314,404

Accrued interest                                                                            (15,339)                    (15,339)

Net loss                                                                                              (12,679,189)  (12,679,189)
                                  ----------   ------   ----------   ------  -----------  ---------  ------------  ------------
BALANCES, December 31, 1997       67,958,619   $6,796   23,553,846   $2,355  $29,797,988  $(450,975) $(14,798,438) $ 14,557,726
                                  ==========   ======   ==========   ======  ===========  =========  ============  ============

See notes to financial statements.

DAS DEVICES, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                    $(12,679,189)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                  572,285
  Accrued interest on stockholder notes receivable                               (15,339)
  Amortization of cost of warrants issued for services                            29,755
  Accretion of terminal payment                                                   52,329
  Change in assets and liabilities:
      Trade receivables                                                           16,924
      Inventories                                                               (236,817)
      Prepaid expenses and other                                                (514,900)
      Trade payables                                                           1,646,898
      Payables due to equipment vendors                                        3,834,956
      Accrued compensation and related benefits                                   97,707
      Other accrued liabilities                                                  175,774
                                                                            ------------
      Net cash used in operating activities                                   (7,019,617)
                                                                            ------------
CASH USED IN INVESTING ACTIVITIES:
  Purchases of property and equipment, net                                   (11,141,732)
  Capital equipment deposits                                                  (1,221,060)
  Purchases of short-term investments                                        (65,651,304)
  Maturities of short-term investments                                        64,100,000
  Purchase of restricted cash investment                                        (500,000)
  Other assets, net                                                             (564,306)
                                                                            ------------
      Net cash used in investing activities                                  (14,978,402)
                                                                            ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of installment notes                                                4,863,324
  Repayments on installment notes                                               (186,273)
  Repayments under capital lease obligations                                     (16,804)
  Proceeds from issuance of preferred and common stock, net                   26,989,910
                                                                            ------------
      Net cash provided by financing activities                               31,650,157
                                                                            ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                      9,652,138
CASH AND CASH EQUIVALENTS, Beginning of period                                   154,352
                                                                            ------------
CASH AND CASH EQUIVALENTS, End of period                                    $  9,806,490
                                                                            ============
NONCASH FINANCING AND INVESTING ACTIVITIES:
  Conversion of promissory notes for Series B preferred stock               $    300,000
                                                                            ------------
  Issuance of founders' stock for stockholder notes receivable              $    435,636
                                                                            ------------
  Issuance of warrants for services                                         $    314,404
                                                                            ------------
  Purchase of equipment in exchange for capital lease obligations           $    659,515
                                                                            ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid during the year for interest                                    $    267,818
                                                                            ------------
See notes to financial statements.

                                       5

DAS DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------
4.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - DAS Devices, Inc. (the Company) was incorporated in Delaware in February 1994. The Company designs, manufactures and markets magnetic recording heads as head gimble assemblies for the disk drive industry. The Company markets its products through its direct sales force which is focused on organizations located in North America and the Far East.

      During fiscal 1997, the Company completed its initial product development activities and began fulfilling customer orders. Accordingly, management believes the Company has exited the development stage for financial reporting purposes as of December 31, 1997.

      Financial Statement Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses during the reporting period. Such estimates include the depreciable life of property and equipment and a valuation allowance against net deferred tax assets. Actual results could differ materially from those estimates.

      Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents. The recorded carrying amount of cash equivalents approximates fair market value.

      Short-Term Investments - Short-term investments consist of short-term investments acquired with maturities exceeding three months and are classified as "available-for-sale"securities. The investments are reported at fair value with no unrealized gains or losses as of December 31, 1997. Realized gains or losses on sales of investments are computed on a specific identification basis and were not significant in fiscal 1997.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market and are comprised primarily of raw materials.

      Restricted Cash Investment - Under the terms of the Company's facility operating lease, the Company is required to maintain a restricted deposit with a financial institution to be used as collateral against future minimum lease obligations (see Note 4).

      Property and Equipment - Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives, generally three to six years, or the lease term, as appropriate.

      Revenue Recognition - Revenue from product sales to customers is recognized at the time of shipment.

      Stock-Based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" and, accordingly, does not generally recognize compensation cost in connection with its 1997 Stock Option Plan.

      Income Taxes - Income taxes are provided under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires an asset and liability approach for financial reporting of income taxes.

      Certain Significant Risks and Uncertainties - Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents, short-term cash investments, trade receivables and restricted cash investment. The cash, cash equivalents and restricted cash investment consist of checking and money market accounts and a certificate of deposit with one financial institution. The Company invests in a variety of financial instruments with an investment credit rating of A and better. By policy, the Company places its investments only with a high-credit-quality financial institution and, other than U.S. Government Treasury instruments, limits the amount of credit exposure with any one financial instrument or commercial issuer.

      The Company intends to rely on certain off-shore subcontractors for a substantial portion of its backend manufacturing operations. Although management believes other contractors could provide comparable services on similar terms, it believes changes in subcontractors could adversely effect the Company's business plan.

      The Company operates in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, management believes that changes in any of the following areas could have a negative effect on the Company in terms of its future financial position, results of operations and cash flows: ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying semiconductor products; market acceptance of the Company's products under development; development of sales channels; litigation or other intellectual property claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

5.    SHORT-TERM INVESTMENTS

      The estimated fair value (which approximates cost) of available-for-sale securities at December 31, 1997 is as follows:

      Corporate notes                                              $  1,051,304
      Municipal auction rate securities                                 500,000
                                                                   ------------

                                                                   $  1,551,304
                                                                   ============

      At December 31, 1997, the estimated fair value of available-for-sale securities with contracted maturities within one year was $1,551,304.

6.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1997 consist of:


      Machinery and equipment                                      $  9,273,130
      Furniture, fixtures and computer equipment                        281,869
      Leasehold improvements                                          2,358,331
                                                                   ------------
                                                                     11,913,330
                                                                   ------------
      Accumulated depreciation and amortization                        (610,416)

      Property and equipment, net                                  $ 11,302,914
                                                                   =============


      At December 31, 1997, machinery and equipment with an aggregate cost and net book value of $659,515 were leased under capital lease obligations (see Note 4).

7.    FINANCING ARRANGEMENTS AND COMMITMENTS

      Revolving Line - The Company has available a $750,000 revolving line of credit facility which bears interest at prime (8.5% at December 31, 1997) plus 0.5% per annum and is collateralized by the Company's assets. The credit facility expires in October 1998. At December 31, 1997, the Company had no outstanding borrowings against the credit facility. In connection with the credit facility, the Company issued warrants ("Revolving Line Warrant") to purchase the Company's common stock (see Note 6). The value of warrants issued was not material.

      Capital Lease Line - In December 1997, the Company entered into a $2,000,000 equipment lease line available to finance equipment purchases. As of December 31, 1997, no amounts were due under this facility. Under the terms of the equipment line, the Company issued warrants ("Capital Lease Line Warrant 1") to acquire shares of Series D convertible preferred stock (see Note 6). The aggregate value of warrants issued of approximately $80,000 is classified as a prepaid expense at December 31, 1997 and will be amortized to interest expense ratably over the term of the lease, generally four years. In March 1998, the Company was advanced approximately $1,786,000 to be repaid over four years under this facility of which approximately $666,000 was used to refinance assets included in property and equipment at December 31, 1997.

      Also in December 1997, the Company entered into another equipment lease line which provides $2,000,000 to finance machinery and equipment purchases. As of December 31, 1997, no amounts were outstanding under the facility. In connection with the lease financing, the Company issued warrants in February 1998 ("Capital Lease Line Warrant 2") to purchase shares of common stock (see Note 6). The value of warrants issued was not material. In February 1998, the Company was advanced approximately $419,000 to be repaid over four years under this facility of which approximately $268,000 was used to refinance assets included in property and equipment at December 31, 1997.

      Capital Lease Obligation - The Company has entered into a noncancelable equipment capital lease obligation which expires in December 2001. At the end of the lease term, the Company is obligated to purchase the equipment at $65,952. In connection with the agreement, the Company issued the lessor warrants ("Capital Lease Warrant") to purchase the Company's common stock (see Note 6). The value of warrants issued was not material.

      Purchase Commitments - Commitments for equipment and leasehold improvements totaled approximately $13,200,000 at December 31, 1997.

      Operating Leases - The Company leases its facilities under a noncancelable five-year operating lease agreement which expires on January 31, 2002. The Company is responsible for certain maintenance costs, taxes and insurance. Under the terms of the facility lease, the Company issued a standby letter of credit totaling $500,000, which is collateralized by a one year certificate of deposit with a financial institution, and recorded as restricted cash investment at December 31, 1997. The letter of credit will be reduced by $100,000 per annum.

      The Company leases certain equipment under operating lease agreements expiring on various dates through 2001. In connection with certain of the lease agreements, the Company issued warrants ("Equipment Lease Warrant") to the lessor to purchase Series B and Series D convertible preferred stock (see Note 6). The aggregate value of warrants issued is approximately $188,600, of which $23,200 has been amortized to interest expense.

      Future minimum annual operating and capital lease commitments at December 31, 1997 are as follows:

            Year Ending December 31,              Operating         Capital

                  1998                           $ 3,142,188       $  201,648
                  1999                             3,175,089          201,648
                  2000                             3,206,426          201,648
                  2001                             2,423,702          252,060
                  2002                                63,730            --
                                                 -----------       ----------

            Total minimum lease payments         $12,011,135          857,004
                                                 ===========
            Amount representing interest at 14.1%                    (214,293)


            Present value of minimum lease payments                   642,711

            Current portion                                          (118,891)
                                                                   ----------
            Long-term portion                                      $  523,820
                                                                   ==========


      Rent expense under operating leases for fiscal 1997 was $1,550,324.

8.    LONG-TERM OBLIGATIONS

      Long-term obligations include principal payments due under capital lease obligations (see Note 4).

      In addition, long-term obligations include installment term notes bearing interest at 13.77% per annum and include a terminal payment of 15% of the original principal amount payable at maturity in 2001. In connection therewith, the Company issued the lender warrants ("Installment Note Warrant") to purchase shares of the Company's Series B convertible preferred stock (see Note 6). The aggregate value of warrants issued is approximately $45,700 of which $6,500 has been amortized to interest expense.

      The installment notes agreement requires the Company, among other things, to maintain certain financial covenants of which the Company was in compliance at December 31, 1997. The notes are collateralized by certain machinery and equipment.

      Principal payments due under the installment term notes at December 31, 1997 are as follows:

            Year Ending
            December 31,

              1998                       $1,166,922
              1999                        1,338,146
              2000                        1,534,495
              2001                          689,817
                                           --------

                                         $4,729,380
                                         ==========

      Bridge Financing - In January 1997, the Company received an aggregate of $1,800,000 from the issuance of five year convertible promissory notes, bearing interest at 8% per annum. In February 1997, the notes were converted into Series B convertible preferred stock at the rate of $0.02083 per share.

6.    STOCKHOLDERS' EQUITY

      Convertible Preferred Stock - At December 31, 1997, convertible preferred stock consists of:

                                                             Amount (Net
                  Shares            Shares         Price     of Issuance    Liquidation
                  Designated        Outstanding  Per Share    Costs)        Preference
                  ----------        -----------  ---------    ------        ----------

Series A            9,978,013     9,978,013      $  0.0001   $ 1,767,189    $ 1,995,603
Series B           39,348,871    38,708,981      $  0.2083     8,039,790      8,063,081
Series C           10,573,333              --    $    --          --          4,229,333
Series D           25,000,000    19,271,625      $  1.0000    19,215,958     19,271,625
Undetermined
  Series           15,099,738          --        $     --          --            --
                  -----------    ----------                  -----------    -----------

                  100,000,000    67,958,619                  $29,022,937    $33,559,642
                  ===========   ===========                 =============   ===========


      Significant terms of the convertible preferred stock are as follows:

      o The holders of Series B, C and D shall be entitled to annual noncumulative dividends, prior to any payments of dividends declared on Series A preferred stock or common stock, of $0.02083, $0.040, $0.10 per share, respectively. The holders of Series A shall be entitled to annual noncumulative dividends, prior to any payments of dividends declared on common stock, of $0.06 per share. Holders are entitled to such dividends when and if declared by the Board of Directors. No dividends were declared in fiscal 1997.

      o In the event of liquidation, dissolution or winding up of the Company, the preferred stockholders shall be entitled to receive, on a pro rata basis, the liquidation preferences disclosed in the table above plus an amount equal to all declared but unpaid dividends. Such liquidation preferences will be paid first to holders of Series B, C and D and second to Series A. Any remaining assets will be distributed ratably among the holders of preferred stock (up to an additional 300% of the liquidation preference) and common stock, pro rata, based on the number of shares of common stock held by each stockholder on an as-converted basis.

      o      All series of preferred stock are nonredeemable.

      o Each share is convertible, at the option of the holder, into one share of common stock (subject to adjustment for events of dilution) and has the same voting rights as the common stock into which it is convertible. Shares will automatically be converted into common stock upon the closing of a public offering meeting certain criteria. In addition, shares will automatically be converted upon written consent of not less than 75% of the outstanding shares of preferred stock voting together as a single class.


      Series C Warrants - In connection with the Series B financing, the Company issued to the Series B investors warrants to purchase an aggregate of 10,573,333 shares of Series C convertible preferred stock at $0.40 per share. The warrants are immediately exercisable and expire in February 2000.

      Revolving Line Warrant - In connection with the line of credit facility (see Note 4), the Company issued warrants to purchase 40,000 shares of common stock. The warrants are exercisable at $0.75 per share and expire on April 7, 2002.

      Capital Lease Line Warrant 1 - In connection with the equipment line (see
      Note 4), the Company issued warrants to purchase 100,000 shares of Series D convertible preferred stock. The warrants are exercisable at $1.00 per share and expire at the later of December 2007 or five years from the closing of the Company's initial public offering.

      Capital Lease Line Warrant 2 - In connection with the equipment line (see
      Note 4), the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $1.00 per share and due to expire in January 2008.

      Capital Lease Warrant - In connection with the equipment capital lease obligation (see Note 4), the Company issued warrants to purchase 181,818 shares of common stock. The warrants are exercisable at $1.10 per share and expire December 31, 2003.

      Equipment Lease Warrant - In connection with certain equipment operating leases (see Note 4), the Company issued to the lessor warrants to purchase 291,667 shares of Series B convertible preferred stock which are exercisable at $0.2083 per share and 210,000 shares of Series D convertible preferred stock exercisable at $1.00. The warrants expire at the later of July 2002 or three years from the closing of the Company's initial public offering.

      Installment Note Warrant - In connection with the installment note obligations (see Note 5), the Company issued warrants to purchase 347,223 shares of Series B convertible preferred stock. The warrants are exercisable at $0.2083 per share and expire on December 31, 2004.

      Restricted Stock - Common stock issued to the Company's founders is subject to repurchase agreements whereby the Company has the option to repurchase the unvested shares upon termination of employment at the original purchase price. The Company's repurchase right lapses generally over four years. At December 31, 1997, 20,913,846 shares of common stock were subject to repurchase by the Company. The founder's stock was issued in exchange for promissory notes which bear interest at 6.5% per annum, are due in May 2002 and are secured by the underlying stock.

      Antidilution - In connection with the Series B financing, 1,000,000 shares of common stock were issued to certain existing common stockholders as an antidilution adjustment.

      Stock Option Plan - Under the Company's 1997 Stock Option Plan (the Plan) the Board of Directors is authorized to grant to employees, directors and consultants up to 18,000,000 shares of common stock at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options. These options generally expire ten years from the date of grant and become exercisable ratably over a four-year period.

      A summary of option activity is as follows:

                                                                                       Outstanding
                                                                            ---------------------------------
                                                                                                     Weighted
                                                                              Number                  Average
                                                                             of Shares                 Price
     Granted (weighted average fair value of $.004 per share)               16,032,250                $ 0.026
     Exercised                                                                   --                      --
     Canceled                                                                 (245,000)                 0.026
                                                                            ---------
     Outstanding, December 31, 1997                                         15,787,250                $ 0.026
                                                                            -----------               =======

      At December 31, 1997, 891,666 shares were exercisable and 2,212,750 shares were available for future grant under the Plan.

      Additional information regarding options outstanding as of December 31, 1997 is as follows:

                     Options Outstanding           Options Exercisable
                 ---------------------------    --------------------------
                                 Weighted
                                  Average                         Weighted
                                 Remaining                         Average
   Exercise           Number    Contractual       Number          Exercise
     Price         Outstanding  Life (Years)    Exercisable         Price

    $ 0.0208        15,166,250      8.2           891,666          $ 0.021
    $ 0.1500           621,000      9.9             --                --

                    15,787,250      8.2           891,666          $ 0.021
                    ==========      ===           =======          =======

      Additional Stock Plan Information - As discussed in Note 1, the Company continues to account for its stock-based awards to employees using the intrinsic value method in accordance with APB No. 25. Accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements, which are granted with exercise prices equal to fair market value at grant date.

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), requires the disclosure of pro forma net income or loss had the Company adopted the fair value method as of the beginning of January 1, 1997. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value model with the following weighted average assumptions: expected option life, one year following vesting; risk-free interest rate of approximately 6%; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach, and forfeitures are recognized as they occur. If the computed fair values of the fiscal 1997 awards had been amortized to expense, pro forma net loss would not have been materially different from the reported amount.

      Common Shares Reserved for Issuance - At December 31, 1997, the Company had reserved shares of common stock for issuance as follows:

            Conversion of Series A preferred stock                     9,978,013
            Conversion of Series B preferred stock                    38,708,981
            Conversion of Series D preferred stock                    19,271,625
            Exercise and conversion of Series B warrants                 638,890
            Exercise and conversion of Series C warrants              10,573,333
            Exercise and conversion of Series D warrants                 310,000
            Exercise of common stock warrants                            221,818
            Exercise of common stock options                          18,000,000
                                                                      ----------

            Total                                                     97,702,660
                                                                      ==========
10.   INCOME TAXES

      Due to the Company's net loss, there was no provision for income taxes for the year ended December 31, 1997.

      Net deferred tax assets at December 31, 1997 consisted primarily of reserves, accruals and net operating loss and research and development credit carryforwards totaling approximately $6,640,000. As a result of the Company's history of recent operating losses, management believes that the recognition of the deferred tax asset is considered less likely than not. Accordingly, the Company has recorded a valuation allowance against the full amount of its net deferred tax assets.

      At December 31, 1997, the Company had net operating loss carryforwards to offset both future federal and California taxable income totaling approximately $4,830,000 and $830,000, respectively. Such federal and California carryforwards expire through 2012 and 2002, respectively.

      At December 31, 1997, the Company also had research and development tax credit carryforwards of approximately $207,500 and $182,300 available for federal and California, respectively. The federal carryforwards expire through 2012 and the state tax credit carryforwards have no expiration.

      Current federal and California tax law includes provisions limiting the annual use of net operating loss and credit carryforwards in the event of certain defined changes in stock ownership. The Company's capitalization described herein may have resulted in such a change. Accordingly, the annual use of the Company's net operating loss and credit carryforwards would be limited according to these provisions. Management has not yet determined the extent of such limitation. Such limitation may result in the loss of carryforward benefits due to their expiration.

11.   EMPLOYEE BENEFIT PLAN

      The Company sponsors a 401(k) tax-deferred savings plan (the Plan) for all employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 2% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to
      Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for the fiscal year ended December 31, 1997.

                                  *  *  *  *  *

DAS Devices,Inc.

 CONDENSED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     Nine Months Ended
                                                                                       September 30,
                                                                                 ----------------------------
                                                                                    1998            1997
                                                                                 ------------    ------------
                                                                                 (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATION ACTIVITIES
   Net loss                                                                      $ 30,855,505    $  6,726,166
   Adjustments to reconcile net loss to net cash used in operating activities:
    used in operating activities:

     Depreciation and amortization                                                  3,275,360         259,388
     Accrued Interest on stockholders notes receivable                                (21,237)              0
     Accretion of terminal payments                                                   180,414               0
     Amortization of cost of  warrants issued for services                             61,739               0
     Changes in assets and liabilities
       Trade receivable                                                               (38,437)         35,709
       Inventories                                                                    236,817               0
       Prepaid expenses and                                                           (11,975)     (1,758,125)
          other assets
       Trade payables                                                               2,084,233       1,717,240
Payables due to equipment vendors                                                  (2,130,832)      1,394,368
       Accrued compensation and related benefits                                       17,780         373,441
       Other accrued liabilities                                                      586,702          51,805
                                                                                 ------------    ------------
Net cash used in operating activities                                             (26,614,942)     (4,652,340)
                                                                                 ------------    ------------
CASH USED IN INVESTING ACTIVITIES:
   Maturities of short term investments                                             1,551,304      (8,585,095)
   Purchase of property and equipment, net                                         (8,204,745)     (8,207,421)
   Capital equipment deposits                                                       1,069,464               0
Purchase of restricted cash investment                                                      0        (500,000)
Other Assets, net                                                                    (704,334)        (88,808)
                                                                                 ------------    ------------
Net cash used in investing activities                                              (6,288,311)    (17,381,324)
                                                                                 ------------    ------------
CASH FROM FINANCING ACTIVITIES:
   Net borrowings under line-of-credit arrangements                                   600,000               0
   Issuance of installment notes                                                    3,928,688       3,024,746
                                                                                                    3,928,688
                                                                                                    3,024,746
   Principal payments on installment notes                                           (992,447)              0
   Principal payments on capital leases                                            (1,100,006)              0
   Issuance of Common and Preferred Stock- net                                     22,742,811      26,789,503
                                                                                 ------------    ------------
Net cash provided by (used in) financing activities                                25,179,046      29,814,249
                                                                                 ------------    ------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                   (7,724,207)      7,780,585
                                                                                 ------------    ------------

                                       16

                                 Page 19 of 170

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                     (9,806,490)        154,352
                                                                                 ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                         $  2,082,283    $  7,934,937
                                                                                 ============    ============
NON CASH FINANCING AND INVESTING ACTIVITIES
Issuance of warrants for services                                                $  1,066,494    $          0
                                                                                 ============    ============
Purchase of equipment in exchange for capital lease obligations                  $  7,177,209    $          0
                                                                                 ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for:
     Interest                                                                    $  1,283,393    $     87,315
                                                                                 ============    ============

See accompanying Notes to condensed Financial Statements

DAS Devices, Inc.

CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                              September 30,     December 31,
                                                                                                   1998             1997
                                                                                              (Unaudited)
ASSETS

CURRENT ASSETS:

  Cash and cash equivalents                                                                    $  2,082,283    $  9,806,490
Short term investments                                                                                    0       1,551,304
Restricted cash investment                                                                          500,000         500,000
  Trade receivables                                                                                  40,855           2,418
  Inventories                                                                                             0         236,817
  Prepaid expenses and other current assets                                                         890,901         816,716
                                                                                               ------------    ------------
           Total current assets                                                                   3,514,039      12,913,745

PROPERTY AND EQUIPMENT - net                                                                     23,949,508      11,302,914

CAPITAL EQUIPMENT DEPOSITS                                                                          151,596       1,221,060

OTHER ASSETS                                                                                      2,219,186         572,306
                                                                                               ------------    ------------
TOTAL                                                                                          $ 29,834,329    $ 26,010,025
                                                                                               ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Trade payable                                                                                $  3,731,131       1,646,898
  Payables due to equipment vendors                                                               1,704,124       3,834,956
  Accrued compensation and related benefits                                                         345,487         327,707
  Other Accrued liabilities                                                                         832,349         245,647
  Current portion of long term debt                                                               3,998,458       1,310,813
                                                                                               ------------    ------------
           Total current liabilities                                                             10,611,549       7,366,021

LONG-TERM DEBT                                                                                   11,732,491       4,086,278
                                                                                               ------------    ------------
           Total liabilities                                                                     22,344,040      11,452,299
                                                                                               ------------    ------------
STOCKHOLDERS' EQUITY:
  Convertible preferred stock $ .0001 par value 124,9002,117 and 1000,000 shares authorized;
88,880,386 and 67,958,619 shares issued and outstanding                                               8,888           6,796
  Common Stock, $.0001 par value 250,000,000 and 180,000,000 authorized;
24,011,762 and 23,553,846 shares issued and outstanding                                               2,401           2,355
  Additional paid in capital                                                                     53,605,155      29,797,988
  Stockholder notes receivable                                                                     (472,212)       (450,975)
  Accumulated deficit                                                                           (45,653,943)    (14,798,438)
                                                                                               ------------    ------------
           Total stockholders' equity                                                             7,490,289      14,557,726
                                                                                               ------------    ------------
TOTAL                                                                                          $ 29,834,329    $ 26,010,025
                                                                                               ============    ============
See accompanying Notes to condensed Financial Statements

                                       18

DAS Devices, Inc.

CONDENSED INCOME STATEMENTS
--------------------------------------------------------------------------------

                                                   Nine Months ended
                                                     September 30,
                                               -------------------------
                                                   1998           1997
                                               (Unaudited)     (Unaudited)

PRODUCT REVENUE                                 $    274,9$5    $         0

COST OF REVENUE                                   17,662,061     (4,472,398)
                                                 -----------     -----------
GROSS MARGIN                                     (17,387,096)     4,472,398

OPERATING EXPENSES
Selling, general & administrative                 (2,152,762)    (1,496,686)
Research & development                           (10,266,739)      (857,095)
                                                 -----------     -----------

Total operating expenses                         (12,419,501)    (2,353,781)
                                                 -----------     -----------
LOSS FROM OPERATIONS                             (29,806,597)     6,826,179

OTHER INCOME (EXPENSE):
Interest income                                      271,928       (182,329)
Interest expense                                  (1,281,380)        87,315
Other income, net                                    (39,456)        (5,000)
                                                 -----------     -----------
NET LOSS                                         $ 30,855,50     $(6,726,165)
                                                 ===========     ===========

See accompanying Notes to condensed Financial Statements

                             Das Devices, Inc.
                  Notes to Condensed Financial Statements
                                (Unaudited)

1.    Going Concern Basis of Presentation.

The accompanying unaudited condensed financial statements for the periods ended September 30, 1998 and 1997 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of approximately $30 million and had a negative working capital of approximately $7 million. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company become a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to develop and commercialize its products based on its core technologies, to obtain additional financing to complete its research and development activities and fund its future capital acquisitions and ultimately to attain profitability. The Company is actively pursuing additional equity and debt financing and is considering other strategic alternatives (see "The Merger"). However, there cannot be any assurance that any debt or equity financing or business combination will be ultimately consummated.

2.    Interim Financial Information.

The unaudited condensed financial statements included herein have been prepared in accordance with generally accepted accounting principles and rules and regulations of the Securities and Exchange Commission for interim statements. Accordingly, interim statements do not include all the information and disclosures required for annual financial statements. In the opinion of the Company's management, all adjustments (consisting solely of adjustments of a normal recurring nature) necessary for a fair presentation of these interim financial results have been included. These financial statements and related notes should be read in conjunction with the audited financial statements for the year ended December 31,1997 and the notes thereto included elsewhere in this proxy statement/information statement. The results for the nine-month periods are not indicative of the results to be expected for the full year or for any other interim period.

3.    New Accounting Pronouncements.

In 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the changes in its net assets during the period from nonowner sources.

In 1997, the FASB issued SFAS 131, Disclosures About Segments of an Enterprise and Related Information, which establishes annual and interim reporting standards for a company's operating segments. SFAS 131 is effective for the Company's fiscal 1998 year.

In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities, which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

The Company does not believe adoption of these statements will have a material impact on the Company's financial statements.

4.    Stockholders Equity.

During the nine months ended September 30,1998, the Company issued Series E convertible preferred stock for cash of approximately $23 million and subsequently effected a 1.13636 to 1 stock split to the Series E stockholders of record at June 19,1998. The condensed financial statements for September 30, 1998 have given effect to this stock split.

5.    Stock Options.

During the nine months ended September 30,1998, the Company granted certain directors and officers options to purchase an aggregate of 7,500,000 shares of the Company's common stock. The options have an exercise price of $0.01 per share and are exercisable immediately. Options for 500,000 shares vest 25% on the first anniversary of grant and thereafter ratably over the three-year period commencing one year from the date of grant. Such option contains a provision providing for a vesting of 250,000 additional shares upon a change of control. Options for the remaining 7,000,000 shares of common stock vest ratably over 24 months and accelerate in full upon a change in control.

6.    Warrants.

In connection with the capital lease and installment note facilities entered into during the nine months ended September 30, 1998, the Company issued warrants to purchase 100,000 shares of common stock and 1,026,367 shares of Series E preferred stock. The fair value of the warrants are amortized to interest expense ratably over the term of the debt, generally four years.

7.    Line of Credit.

The Company is presently in breach for the repayment of $600,000 drawn under a line of credit arrangement. Although no events of default have been declared, Management is actively engaged in discussion with the lenders to convert the facility into a term loan repayable on the closing of the merger.

8.    Legal Matters.

The Company is involved in various claims and legal actions arising out of the normal course of business. Management does not expect that the outcome of these cases will have a material effect on the Company's financial position or results of operations.

9.    Subsequent Events.

            A.    Merger.

On November 24, 1998, the Company entered into an agreement to merge ("Merger") with Applied Magnetics Corporation ("AMC") for a consideration of 13,051,872 shares of the common stock of AMC. Completion of the Merger, which is expected to occur in the first quarter of 1999, is contingent on customary conditions. Some of the officers, directors and consultants of the Company are entitled to receive payments of approximately $1,625,000 from the merger consideration under non-competition agreements entered into with the Company. The Merger also provides for preferential repayment of the bridge notes from the merger consideration.

            B.    Option Repricing.

In November 1998, the Company repriced options to purchase approximately 17,750,000 shares of common stock at $0.01 per share. The repriced options will retain their original vesting terms.

            C.    Bridge Notes.

On November 6, 1998, the Company issued junior secured bridge notes aggregating $2,100,000 and bearing interest at the rate of 10% per annum. The notes are payable in 30 days and may be extended up to 90 days with the written consent of the majority of the noteholders. The Company is in default on repayment of these promissory notes and is currently negotiating to extend the term of the notes.

On November 25, 1998, the Company issued promissory notes aggregating $7,900,000 and bearing interest at 10% per annum. The notes are payable 150 days from issuance and subject to acceleration under certain events. In the event of a change in control of the Company resulting from the Merger, the noteholders are entitled to a premium of 50% of the principal.

            D.    Installment Notes.

Since November 1998, the Company has not been in compliance with certain covenants of the $7.6 million installment notes included in long term debt at September 30,1998.

            (b)   Pro Forma Financial Information

              UNAUDITED COMBINED PRO FORMA FINANCIAL DATA

The following unaudited combined pro forma financial data reflects the accounting for the Merger as a purchase, whereby Applied Magnetics Corporation
(AMC) has allocated the purchase price to assets acquired including the estimated fair market value of in-process technology, which will be expensed upon consummation of the Merger and liabilities assumed based on their fair values. The excess of the purchase price plus related transaction costs over the fair value of tangible and intangible assets acquired and liabilities assumed has been allocated to (1) developed technology and know-how, which will be amortized on a straight line basis over 3 years, the estimated period of future benefit and (2) goodwill (including a value of $1.6 million associated with assembled workforce), which will be amortized on a straight line basis over the estimated period of future benefit of 7 years. DAS Devices, Inc. (DAS) is a research and development company with only nominal sales. All of the assets and liabilities of DAS, including in-process technology have been appraised by an independent third party appraiser.

The following summarizes the purchase price and the preliminary allocation of such price (in millions):

Value of AMC's common shares to be issued in the Merger         $  90.5
Merger related costs                                                3.5
                                                                -------
Total purchase price                                               94.0

Net assets of DAS acquired                                          7.5
Increase in fair value of property acquired                         3.9
Covenant not to compete                                             1.6
Proceeds from subsequent bridge financing                          10.0
Developed technology & know-how                                    30.1
Estimated value of in process technology                           28.7
                                                                -------
Residual goodwill                                               $  12.2
                                                                =======

The following sets forth the unaudited pro forma combined balance sheet of AMC and DAS as if the proposed merger had occurred on October 3, 1998 and combines AMC's October 3, 1998 consolidated balance sheet information with the DAS unaudited balance sheet information as of September 30, 1998. The unaudited pro forma combined statement of operations assumes the proposed merger took place at the beginning of the period presented and combines AMC's consolidated statement of operations for the 53-week period ended October 3,1998 with the DAS unaudited statement of operations for the year ended September 30, 1998. In addition, management is in the process of assessing and formulating its integration plans, which are expected to include employee separation, elimination of duplicate research and development processes and other restructuring actions. The estimated costs of these activities have not been included in the unaudited combined pro forma financial statements.

The merger agreement also requires that up to $20 million (but not less than $15 million) be invested through the purchase of AMC common shares by GM Pension and other investors. The share price is to be 80 percent of the lesser of the average closing price at the five trading days prior to the merger agreement or at the time of the closing. This equity investment is reflected in the unaudited combined pro forma balance sheet.

As part of the merger agreement, subsequent to September 30, 1998, DAS has received approximately $10.0 million of bridge financing in the form of a $7.9 million senior secured note and a $2.1 million junior note (secured by technology rights) from third party investors to provide working capital and general corporate funds until the merger is consummated. In addition, DAS will acquire covenants not to compete for approximately $1.6 million. These notes and covenants will be settled upon closing of the Merger in AMC Common Stock, valued at approximately $19.7 million. The effect of these transactions, including the repayment of the notes, has been reflected in the unaudited combined pro forma balance sheet and the merger purchase price.

Based upon the finalization of the integration plans and other factors, the final purchase price allocation may differ materially from the pro forma adjustments presented in the following unaudited combined pro forma financial statements.

The unaudited combined pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the Merger been completed during the specified periods. The unaudited combined pro forma financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of AMC and DAS, including the notes thereto, incorporated herein by reference and/or contained elsewhere in this filing.

Applied Magnetics Corporation
Unaudited Pro Forma Combined Balance Sheet
                                                   Applied                DAS
                                                  Magnetics             Devices
                                               as of October 3,    as of September 30,        Pro forma Adjustments        Pro Forma
                                                     1998                1998                Debit            Credit       Combined
                                               ----------------    -------------------     ------------     ---------      ---------
Assets
------

Current Assets
Cash and Equivalents                              $  71,674           $   2,082 a                7,900             --
                                                                                b                2,100             --
                                                                                c               20,000             --
                                                                                                                           $ 103,756

Restricted Cash                                        --                   500                   --               --            500

Accounts Receivables                                  7,291                  41                   --               --          7,332

Inventory                                            13,054                --                     --               --         13,054

Prepaid Expenses and Other                           15,590                 891                   --               --         16,481
                                                  ---------           ---------              ---------        ---------    ---------
                                                    107,609               3,514                 30,000             --        141,123
                                                  ---------           ---------              ---------        ---------    ---------
Property & Equipment                                365,469              27,986                   --               --       393,455

Less - accumulated depreciation and amortization   (188,022)             (3,885)d                3,900             --      (188,007)
                                                  ---------           ---------              ---------        ---------    ---------
Net Property & Equipment                            177,447              24,101                  3,900             --       205,448
                                                  ---------           ---------              ---------        ---------    ---------
Other Assets                                         14,462               2,219                   --
        Covenant not to compete                                                 d                1,625
        Developed technology & know-how                                         d               30,100             --
        Goodwill                                                                d               12,200
                                                                                                                             60,606
                                                  ---------           ---------              ---------        ---------    ---------
                                                  $ 299,518           $  29,834              $  77,825             --      $407,177
                                                  =========           =========              =========                     =========

                                       3


                                                   Applied                DAS
                                                  Magnetics             Devices
                                               as of October 3,    as of September 30,        Pro forma Adjustments        Pro Forma
                                                     1998                1998                Debit            Credit       Combined
                                               ----------------    -------------------     ------------     ---------      ---------
LIABILITIES AND SHAREHOLDERS' INVESTMENT

Current Liabilties:

   Current Portion of Long-Term Debt              $   1,610               3,999                   --               --          5,609

   Notes Payable                                     58,468                --   d                7,900 a         7,900
                                                                                d                2,100 b         2,100
                                                                                                                              58,468

   Accounts Payable                                  16,409               5,435                   --               --         21,844

   Accrued Payroll and Benefits                       8,070                 346                   --               --          8,416

   Other Current Liabilities                          9,653                 832                   --   e         1,500        11,985




                                                  ---------           ---------              ---------        ---------    ---------
                                                     94,210              10,612                 10,000           11,500      106,322
                                                  ---------           ---------              ---------        ---------    ---------
Long-Term Debt, net of Current Portion              116,767              11,732                   --               --        128,499

Other Long-Term Liabilities                           2,581                --                     --               --          2,581

                                       4

                                                   Applied                DAS
                                                  Magnetics             Devices
                                               as of October 3,    as of September 30,        Pro forma Adjustments        Pro Forma
                                                     1998                1998                Debit            Credit       Combined
                                               ----------------    -------------------     ------------     ---------      ---------
Shareholder's Investment:

  Preferred Stock                                      --                     9 d                      9             --           --

  Common Stock                                        2,410                   2
                                                                                                  --  c,d         1,666


  Paid-in Capital                                   191,225              53,605                   --   e          2,000
                                                                                                                              19,640
                                                                                d                3,605 d         89,209
                                                                                                                             302,074

Stockholder Notes Receivable                           --                  (472)                 --    d            472           --

  Retained Earnings                                (106,065)            (45,654)


                                                                                d               28,700 d         45,654
                                                                                                  --               --      (134,765)
                                                     87,570               7,490                 82,316          158,641     171,385

  Treasury, at cost                                  (1,577)               --                     --               --        (1,577)

  Unearned Restricted Stock Compensation                (33)               --                     --               --           (33)

                                                     85,960               7,490                 82,316          158,641     169,775
                                                  ---------           ---------              ---------        ---------   ---------
                                                  $ 299,518           $  29,834              $  92,316        $ 170,141   $ 407,177
                                                  =========           =========              =========        =========   =========

                                       5

Applied Magnetics Corporation
Unaudited Pro forma Combined Statement of Operations
                                            Applied Magnetics           DAS
                                             53 weeks ended         Year-ended          Pro Forma Adjustments    Pro forma
                                             October 3, 1998    September 30, 1998       Debit        Credit      Combined
                                             ---------------    ------------------       -----        ------      --------
Net Sales                                        $ 183,597           $    277           $  --           $ --     $ 183,874

Cost of Sales                                      198,742             21,452              --             --       220,194
                                                ----------          ---------          -------          --       ---------
   Gross Profit                                    (15,145)           (21,175)             --             --       (36,320)
                                                ----------          ---------          -------          --       ---------

Research and Development  Expenses                (114,659)           (11,380)             --             --      (126,039)

Selling, General, and Administrative  Expenses      (6,514)            (3,180)f            933            --
                                                                              g            800            --
                                                                              h         10,000
                                                                              i          1,750            --
                                                                                                                   (23,177)

Restructuring Charges                               (8,400)              --                --             --        (8,400)

Interest Income                                      5,877                451              --             --         6,328

Interest Expense                                   (12,627)            (1,494)             --             --       (14,121)

Other Expense, net                                  (1,495)               (31)             --             --        (1,526)
                                                ----------          ---------          -------            --     ---------
  Loss Before Provision for
    Income Taxes                                  (152,963)           (36,809)          13,483            --      (203,255)

Provision for Income Taxes                           2,405               --                --             --         2,405
                                                ----------          ---------          -------            --     ---------
   Net Loss                                     $ (155,368)         $ (36,809)         $13,483          $ --     $(205,660)
                                                ==========          =========          =======          ==       =========



                                       6

Applied Magnetics Corporation
Unaudited Pro forma Combined Statement of Operations
                                            Applied Magnetics           DAS
                                             53 weeks ended         Year-ended          Pro Forma Adjustments    Pro forma
                                             October 3, 1998    September 30, 1998       Debit        Credit      Combined
                                             ---------------    ------------------       -----        ------      --------
Net Loss per Share:
  Loss per Common Share                         $    (6.49)                                                      $ (5.07)
Weighted Average Number of Common
  Shares Outstanding:
    Common Shares                                   23,931                                                        40,587

       NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

      The unaudited pro forma combined balance sheet gives effect to the proposed merger of AMC and DAS as if the proposed merger had occurred as of October 3, 1998 and combines AMC's October 3, 1998 consolidated balance sheet and DAS' unaudited September 30, 1998 balance sheet. The unaudited pro forma combined statement of operations assumes the proposed merger took place as of the beginning of the period presented and combines AMC's consolidated statement of operations for the 53-week period ended October 3, 1998 and DAS' unaudited statement of operations for the year ended September 30, 1998. DAS' 1998 fiscal year ended on December 31, 1998. DAS' twelve-month period ended September 30, 1998 has been derived by combining the unaudited results for nine months ended September 30, 1998 with the unaudited results of operations for the three months ended December 31, 1997.

      On a combined basis, there were no material transactions between AMC and DAS during the period presented. There are no material differences between the accounting policies of AMC and DAS. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had AMC and DAS filed consolidated income tax returns during the period presented.

Note 2.  Pro Forma Adjustments

      The pro forma adjustments are based on AMC management's estimates of the value of the tangible and intangible assets acquired. A valuation of all assets acquired has been conducted by an independent third-party appraisal company. The pro forma adjustments may differ materially from those presented in these unaudited pro forma combined financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to tangible and intangible assets, including purchased in-process technology and developed technology & know-how. The income statement effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

      Management estimates that approximately $28.7 million of the purchase price represents purchased in-process technology that has not yet reached technological feasibility and has no alternative future use. This amount will be expensed as a non-recurring, non-tax deductible charge upon consummation of the Merger. This amount has been reflected as a reduction to stockholders' equity and has not been included in the unaudited pro forma combined statement of operations due to its non-recurring nature.

      The value assigned to purchased in-process technology was determined by identifying research projects in areas for which technological feasibility has not been established. The value was determined by estimating the costs to develop the purchased in-process technology into commercially viable 6.4GB and 8.5GB per 3.5 inch GMR products; estimating the resulting net cash flows from such projects; and discounting the net cash flows back to their present value.

      The nature of the efforts to develop the purchased in-process technology into commercially viable products principally relate to the completion of all designing, testing, prototyping, and high-volume manufacturing activities that are necessary to establish that the GMR products can be produced to meet its design specifications.

      The resulting net cash flows from such projects are based on AMC management's estimates of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes from such projects.

      Management's estimate of net cash flow was discounted to present value. The discount rate used in discounting the net cash flows from purchased in-process technology is __ percent. This discount rate considers an estimate of AMC cost of capital and the inherent uncertainties in the estimates described above including the uncertainty surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology and the uncertainty of technological advances that are unknown at this time.

      If these projects are not successfully developed, the sales and profitability of the combined AMC may be adversely affected in future periods. Additionally, the value of other intangible assets acquired may become impaired. AMC anticipates to begin to benefit from the purchased in-process technology in late 1999.

Description of pro forma adjustments
------------------------------------

(a) Adjustment to record $7.9 million in senior secured bridge notes provided by third-party creditors. These notes are repayable, at the closing of the merger at a 50 percent premium, through the issuance of AMC common shares.

(b) Adjustment to record $2.1 million in junior secured bridge notes provided by third-party creditors. These notes are repayable at the closing of the merger at face value plus $4.2 million to release the notes' collateral consisting of DAS technology rights. Repayment will be made through the issuance of AMC common shares.

(c) Adjustment to record the equity investment in AMC common shares from GM Pension and other investors. The agreement requires that up to $20 million (but not less than $15 million) be invested through the purchase of AMC common shares. The share price is to be 80 percent of the lesser of the average closing price of AMC common shares for the five trading days prior to the merger agreement or closing. The pro forma adjustment assumes that the common share value is $5.55 which represents 80 percent of the five day average closing price ($6.9375) prior to the date of the merger agreement. On this basis, 3,603,603 AMC common shares are assumed to be issued.

(d) Adjustments to record the components of the purchase price - 10,201,422 shares of AMC Common Stock will be issued in exchange for all of the outstanding shares of DAS Common and Preferred Stock. Included in the above amount is approximately 555,000 common shares which will initially be reserved for issuance as DAS common stock options and warrants vest. These shares have been assumed to be issued since the DAS options and warrants have nominal exercise prices. In addition, 2,850,450 shares of AMC Common Stock will be issued to repay the bridge financing and the obligation for the covenants not to compete. The value of AMC Common Stock issued is based on the per share value of approximately $6.9375 calculated as the average closing market price during the five trading days immediately preceding the date of the Merger Agreement. These adjustments also reflect the elimination of DAS stockholders' equity and the estimated valuation of tangible and intangible assets, including purchased in-process technology which is reflected as a reduction of stockholder's equity, resulting from the preliminary allocation of the purchase price. Valuation of the tangible and intangible assets acquired has been conducted by an independent third-party appraisal company. The excess of the purchase price plus related transaction costs over the fair value of tangible and intangible assets acquired and liabilities assumed has been allocated to (1) developed technology and know-how, which will be amortized on a straight line basis over 3 years, the estimated period of future benefit and (2) goodwill (including a value of $1.6 million associated with assembled workforce), which will be amortized on a straight line basis over the estimated period of future benefit of 7 years.

(e) Adjustment to reflect the accrual of estimated merger-related costs. AMC will satisfy approximately $2.0 million of such costs through the issuance of 800,000 warrants to acquire AMC Common Stock at the lower of the market price upon vesting or $7.00.

(f) Adjustment to reflect the amortization of the covenants not to compete over the term of the covenants.

(g) Adjustment to record the additional depreciation expense that would have been recorded on the write-up of property, plant and equipment assuming an estimated average useful life of 5 years.

(h) Adjustment to reflect the amortization of developed technology & know-how over its estimated useful life of 3 years on a straight-line basis.

(i) Adjustment to reflect the amortization of goodwill over its estimated useful life of 7 years on a straight-line basis.


Note 3.  Pro Forma Basic Loss Per Common Share

               Basic pro forma loss per common share is calculated based on the historical AMC weighted average common shares outstanding during the fiscal year ended October 3, 1998 and the conversion of all DAS Common Stock and Preferred Stock outstanding at September 30, 1998 into 10,201,422 million shares of AMC common shares, the settlement of the DAS bridge financing through the issuance of 2,850,450 AMC common shares and the sale of 3,603,603 AMC common shares to GM Pension and other investors. Diluted loss per share has not been presented because the effect of common stock equivalents is antidilutive.

            (c)   Exhibits

                  2.1 Amended and Restated Agreement and Plan of Merger, dated January 19, 1999, by and among Applied Magnetics Corporation, AMC Acquisition Subsidiary, Inc. and DAS Devices, Inc.

                  10.1 Amended and Restated Securities Purchase Agreement, dated as of January 19, 1999 by and among Sierra Ventures VI, Watershed Partners, L.P., Watershed Cayman, L.L.C., Haussman Holdings, East River Ventures, L.L.C. and The Chase Manhattan Bank as Trustee for First Plaza Group Trust (the "Investors").

                  10.2 Registration Rights Agreement, dated as of February 11, 1999, by and among Applied
                        Magnetics and the Investors.

                  10.3 Registration Rights Agreement, dated as of February 11, 1999, by and between Applied
                        Magnetics Corporation and DAS Devices, Inc.

                  23.1  Consent of Arthur Andersen LLP

                  99.1  Press Release dated February 11, 1999,
                        relating to closing of the Merger and the issuance of shares of AMC Common Stock to the Investors.

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    APPLIED MAGNETICS CORPORATION


                                    By:   /s/ Peter T. Altavilla
                                          -------------------------------
                                          Name:  Pter T. Altavilla
                                          Title: Secretary and Controller

Date: February 12, 1999

                                 EXHIBIT INDEX


Exhibit No.              Description                                  Page No.
--------------------------------------------------------------------------------

2.1              Amended and Restated Agreement and Plan of               40
                 Merger, dated January 19, 1999, by and among Applied Magnetics Corporation, AMC Acquisition
                 Subsidiary, Inc. and DAS Devices, Inc.

10.1             Amended and Restated Securities Purchase                106
                 Agreement, dated as of January 19, 1999 by and among Sierra Ventures VI, Watershed Partners,
                 L.P., Watershed Cayman, L.L.C., Haussman
                 Holdings, East River Ventures, L.L.C. and The
                 Chase Manhattan Bank as Trustee for First
                 Plaza Group Trust (the "Investors").

10.2             Registration Rights Agreement, dated as of              134
                 February 11, 1999, by and among Applied
                 Magnetics and the Investors.

10.3             Registration Rights Agreement, dated as of              153
                 February 11, 1999, by and between Applied
                 Magnetics Corporation and DAS Devices, Inc.

23.1             Consent of Arthur Andersen LLP                          168

99.1             Press Release dated February 11, 1999,                  169
                 relating to closing of the Merger and the issuance of shares of AMC Common Stock to the Investors.

                                                                 EXHIBIT 2.1


            AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of November 24, 1998 and as amended on January 19, 1999 (this "Agreement"), among APPLIED MAGNETICS CORPORATION, a Delaware corporation ("Parent"), AMC MERGER SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and DAS DEVICES, INC., a Delaware corporation (the "Company").

                                 WITNESSETH:

            WHEREAS, the boards of directors of Parent and the Company have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and stockholders to combine their respective businesses pursuant to the transaction set forth in this Agreement;

            WHEREAS, the board of directors of each of Parent, Merger Sub and the Company have approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and any applicable provisions of the California General Corporation Law (the "CGCL");

            WHEREAS, the board of directors of Parent has approved this Agreement and the Merger and the issuance of 13,051,872 shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock");

            WHEREAS, the board of directors of the Company has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that the holders of capital stock of the Company ("Company Capital Stock"), vote to adopt this Agreement and the terms of the Merger, as contemplated by this Agreement;

            WHEREAS, the board of directors of Merger Sub has approved this Agreement and the Merger, as contemplated by this Agreement, and has recommended that its sole stockholder vote to adopt this Agreement and the terms of the Merger, and Parent, as the sole stockholder of Merger Sub, has adopted this Agreement and terms of the Merger, as contemplated by this Agreement;

            WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the

"Code"), and the Treasury regulations thereunder (the
"Regulations");

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                  ARTICLE I
                                 THE MERGER

            SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "Surviving Corporation").

            SECTION 1.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 8.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VII, at a closing (the "Closing") to be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill
Road, Palo Alto, CA 94304, unless another date, time or place is agreed to by Parent and the Company.

            SECTION 1.03 Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").

            SECTION1.04       Effect of the Merger.  At the
Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

            SECTION1.05       Certificate of Incorporation; Bylaws;
Directors and Officers of Surviving Corporation.  At the
Effective Time:

            (a) the Certificate of Incorporation and the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation (except that Article I of the Certificate of Incorporation shall be amended as of the Effective Time to read as follows: "The name of the Corporation is Das Devices, Inc.");

            (b) the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation. As used in this Agreement, "Law" means any federal, state or local statute, law, ordinance, regulation, rule, code, order, judgment, writ, stipulation, award, injunction, decree or other requirement or rule of law of the United States or any other jurisdiction; and

            (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                 ARTICLE II
             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

            SECTION 2.01      Payment of Merger Consideration.

            (a) Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meaning:

                  "Company Capital Stock" shall mean shares of Company Common Stock, Company Series A Preferred, Company
Series B Preferred, Company Series C Preferred, Company
Series D Preferred, and Company Series E Preferred.

                  "Company Common Stock" shall mean shares of common stock, $0.001 par value per share, of the Company.

                  "Company Preferred Stock" shall mean,
collectively, shares of Company Series A Preferred, Company
Series B Preferred, Company Series C Preferred, Company
Series D Preferred, and Company Series E Preferred.

                  "Company Series A Preferred" shall mean shares of Series A Preferred Stock, $0.001 par value per share, of the Company.

                  "Company Series B Preferred" shall mean shares of Series B Preferred Stock, $0.001 par value per share, of the Company.

                  "Company Series C Preferred" shall mean shares of Series C Preferred Stock, $0.001 par value per share, of the Company.

                  "Company Series D Preferred" shall mean shares of Series D Preferred Stock, $0.001 par value per share, of the Company.

                  "Company Series E Preferred" shall mean shares of Series E Preferred Stock, $0.001 par value per share, of the Company.

                  "Exchange Ratio" shall mean a number equal to the quotient obtained by dividing (i) the Participating
Consideration by (ii) the Total Participating Shares.

                  "Junior Bridge Consideration" shall mean an aggregate of $6,300,000 worth of Parent Common Stock, determined according to the Trading Price, payable to the Company, for payment immediately after the Effective Time to the holders of the Company's Notes Nos. 1 through 6, each dated November 6, 1998 (the "Junior Notes"). Such consideration is payable in exchange for repayment and cancellation of the Junior Notes and for cancellation of that certain license agreement between the Company and XTA LLC, dated November 6, 1998.

                  "Merger Consideration" shall mean 13,051,872 shares of Parent Common Stock.

                  "Non-Competition Consideration" shall mean an aggregate of $1,625,000 worth of Parent Common Stock, determined according to the Trading Price, payable to the Company, for payment immediately after the Effective Time to the individuals who are parties to those certain Non-Competition Agreements, each dated as of the date hereof, which are set forth as items 25, 26 and 27 on Section 3.11 of the Company Disclosure Schedules (the "Non-Competition Agreements").

                  "Parent Common Stock" shall mean shares of the common stock, par value $0.01, of Parent.

                  "Senior Bridge Consideration" shall mean an aggregate of $11,850,000 worth of Parent Common Stock, determined according to the Trading Price, payable to the Company, for payment immediately after the Effective Time to the holders of the Company's Notes Nos. A-1 through A-7, each dated November 25, 1998 (the "Senior Notes"), payable in exchange for cancellation of the Senior Notes.

                  "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all options, warrants and other rights (including the Company Preferred Stock and securities convertible into Company Preferred Stock) to acquire or receive shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  "Trading Price" shall mean the average closing sales price of the Parent Common Stock as reported on the New
York Stock Exchange for the five (5) consecutive trading days ending on the trading day prior to the Closing Date.

            (b) Payment of Senior Bridge Consideration. Prior and in preference to any delivery of Merger Consideration in payment of the Junior Bridge Consideration, the Non-Competition Consideration, or to holders of Company Common Stock and Company Preferred Stock, the Company will receive, for payment immediately after the Effective Time to the holders of the Senior Notes, the Senior Bridge Consideration, such payment to be made to such holders in pro rata proportion relative to each such noteholder's interest in the Senior Notes; provided that, if the Merger Consideration is insufficient to pay the Senior Bridge Consideration, the holders of such Senior Notes will be entitled to their pro rata share of Parent Common Stock available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full.

            After payment of the Senior Bridge Consideration as set forth in Section 2.01(b) above, then any remaining shares of Parent Common Stock comprising the Merger Consideration shall be distributed as follows:

            (c) Payment of Junior Bridge Consideration. Prior and in preference to any delivery of Merger Consideration in payment of the Non-Competition Consideration, or to holders of Company Common Stock and Company Preferred Stock, the Company will receive, for payment immediately after the Effective Time to the holders of the Junior Notes, the Junior Bridge Consideration, such payment to be made to such holders in pro rata proportion relative to each such noteholder's interest in the Junior Notes; provided that, if the Merger Consideration is insufficient to pay the Junior Bridge Consideration, the holders of such Junior Notes will be entitled to their pro rata share of Parent Common Stock available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full.

            After payment of the Junior Bridge consideration as set forth in Section 2.01(c) above, then any remaining shares of Parent Common Stock comprising the Merger Consideration shall be distributed as follows:

            (d) Payment of Non-Competition Consideration. Prior and in preference to any delivery of Merger Consideration to the holders of Company Common Stock and Company Preferred
Stock, the Company will receive, for payment immediately after the Effective Time to the individuals who are parties to the Non-Competition Agreements, the Non-Competition Consideration for such payments to be made to such individuals; provided that, if the Merger Consideration is insufficient to pay such Non-Competition Consideration, the individuals who are parties to the Non-Competition Agreements will be entitled to their pro rata share of Parent Common Stock available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full.

            After payment of the Non-Competition Consideration as set forth in Section 2.01(d) above, then any remaining shares of Parent Common Stock comprising the Merger Consideration shall be distributed as follows:

            (e) Effect on Company Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any shares of the Company Capital Stock, each outstanding share a share of Company Common Stock, Company Series A Preferred, Company Series B Preferred, Company Series C Preferred, Company Series D Preferred, and Company Series E Preferred issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined below) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock, Company Series A Preferred, Company Series B Preferred, Company Series C Preferred, Company Series D Preferred, and Company Series E Preferred and upon the terms and subject to conditions set forth below and throughout this Agreement as follows; provided however, that with respect to unexercised Company Options (as defined in paragraph (f)(i) below), and unexercised Company Warrants (as defined in paragraph (f)(ii) below), such holders of Company Options and Warrants (except the holders of Series C Rights (as defined in Section (f)(ii) below) and with respect to any other Company Warrants exercised on a net basis) shall be deemed, for purposes of the calculations set forth in Sections 2.01(b) through (e), to have exercised such Company Options and Company Warrants and shall be deemed a holder of the applicable underlying shares of Company Capital Stock; provided further that the shares of Parent Common Stock issuable to such holders of Company Options and Company Warrants shall be reserved for issuance upon exercise with each such Company Option and Company Warrant, as more fully described in Section 2.01(f) below. However, with respect to Company Warrants (as defined in Section 2.01(f)(ii) below) which have been exercised on a net exercise basis for issuance of Parent Common Stock out of the Merger Consideration, such holders of Company Warrants shall not be deemed for purposes of the calculations set forth in Sections 2.01(b) through (e) to have exercised such Company Warrants and correspondingly, the holders of such Company Warrants which have been net exercised shall not receive the Series E Preference, the Series D Preference, the Series C Preference, the Series B Preference, or the Series A Preference, as the case may be, as provided by
Section 2.01(c)(i) or Section 2.01(c)(ii), however, such holder shall receive the Participating Consideration (as defined in Section 2.01(c)(iii) below) as if they were a holder of the shares of Company Preferred Stock underlying such Company Warrant.

                  (i) Senior Preferred Consideration. Prior and in preference to any delivery of Merger Consideration to holders of Company Common Stock and Series A Preferred Stock, the holders of Company Series B Preferred, Company Series C Preferred, Company Series D Preferred, and Company Series E Preferred will be entitled to receive the following; provided that, if the Merger Consideration is insufficient to permit the delivery of all such Parent Common Stock, then holders of Company Series B Preferred, Company Series C Preferred, Company Series D Preferred, and Company Series E Preferred will be entitled to their pro rata share of the Parent Common Stock available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full:

                        (A)   Each share of Company Series E
Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock equal to $1.10 divided by the Trading Price. Such number ($1.10 divided by the Trading Price) multiplied by the number of shares of Company Series E Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series E Preference."

                        (B)   Each share of Company Series D
Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock equal to $1.00 divided by the Trading Price. Such number ($1.00 divided by the Trading Price) multiplied by the number of shares of Company Series D Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series D Preference."

                        (C)   Each share of Company Series C
Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock equal to $0.40 divided by the

Trading Price.  Such number ($0.40 divided by the Trading
Price) multiplied by the number of shares of Company Series C
Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series C
Preference."

                        (D)   Each share of Company Series B
Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock equal to $0.2083 divided by the Trading Price. Such number ($0.2083 divided by the Trading Price) multiplied by the number of shares of Company Series B Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "Series B Preference."

                        (E)   The Series E Preference, Series D
Preference, Series C Preference, and Series B Preference are collectively referred to herein as the "Senior Preferred
Preferences."

                  (ii)  Junior Preferred Consideration.  After
payment of the Senior Preferred Preferences set forth in
Section 2.01(e)(i) above, then any remaining shares of Parent Common Stock comprising the Merger Consideration shall be distributed as follows:

                        (A)   Series A Preferred Consideration.
Prior and in preference to any delivery of Merger Consideration to holders of Company Common Stock, the holders of Company Series A Preferred will be entitled to receive the following; provided that, if the remaining Merger Consideration is insufficient to permit the receipt of all such Parent Common Stock, then holders of Company Series A Preferred will be entitled to their pro rata share of the Parent Common Stock available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full:

                        (B)   Each share of Company Series A
Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock equal to $0.20 divided by the Trading Price. Such number ($0.20 divided by the Trading Price) multiplied by the number of shares of Company Series A Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as "Junior Preferred Consideration."

                  (iii) Participating Consideration. After payment of the Junior Preferred Consideration pursuant to
Section 2.01(e)(ii), then any remaining shares of Parent Common Stock comprising the Merger Consideration (the "Remaining Merger Consideration Shares") shall be distributed to the holders of the Company Common Stock and Company Preferred Stock as follows:

                        (A)   Each share of Company Common Stock
issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock (rounded to the nearest whole number) equal to
(x) the Remaining Merger Consideration Shares multiplied by
(y) a fraction, the numerator of which shall be the number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, and the denominator of which shall be the Total Outstanding Shares. The Remaining Merger Consideration Shares divided by the Total Outstanding Shares is referred to hereinafter as the "Common Exchange Ratio."

                        (B)   Subject to paragraphs (C) and (D)
below, each share of Company Series A Preferred, Company Series B Preferred, Company Series C Preferred, Company
Series D Preferred and Company Series E Preferred issued and outstanding immediately prior to the Effective Time, shall be entitled to receive that number of shares of Parent Common Stock (rounded to the nearest whole number) equal to (x) the Remaining Merger Consideration Shares multiplied by (y) a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of such share of Company Series A Preferred, Company Series B Preferred, Company Series C Preferred, Company Series D Preferred or Company Series E Preferred immediately prior to the Effective Time pursuant to the Certificate of Incorporation of the Company as then in effect, and the denominator of which shall be the Total Outstanding Shares.

                        (C)   The payment of the Remaining  Merger
Consideration Shares to the holders of Company Common Stock and Company Preferred Stock as set forth in Section 2.01(e)(iii)(A) and (B) above shall be pari passu and not in preference to one another; provided however, that the payment to the holders of Company Preferred Stock pursuant to paragraph (B) above shall be subject to the limitations set forth in the following paragraph (D).

                        (D)   Notwithstanding anything to the
contrary contained in Section (B), and in accordance with the Certificate of Incorporation of the Company, (1) under no circumstances shall the holder of any share of Company Series A Preferred be entitled pursuant to Section 2.01(e)(iii)(B) to receive a number of shares of Parent Common Stock equal to a value in excess of $0.40, determined according to the Trading Price in respect of any such share (i.e., an aggregate of $0.60 per share of Series A Preferred) , (2) under no circumstances shall the holder of any share of Company Series B Preferred be entitled pursuant to Section 2.01(e)(iii)(B) to receive a number of shares of Parent Common Stock equal to a value in excess of $0.4166 determined according to the Trading Price in respect of any such share (i.e., an aggregate of $0.6249 per share of Series B Preferred), (3) under no circumstances shall the holder of any share of Company Series C Preferred be entitled pursuant to Section 2.01(e)(iii)(B) to receive a number of shares of Parent Common Stock equal to a value in excess of $0.40 determined according to the Trading Price in respect of any such share (i.e., an aggregate of $1.20 per share of Series C Preferred), (4) under no circumstances shall the holder of any share of Company Series D Preferred be entitled pursuant to Section 2.01(e)(iii)(B) to receive a number of shares of Parent Common Stock equal to a value in excess of $2.00 determined according to the Trading Price in respect of any such share (i.e., an aggregate of $3.00 per share of Series D Preferred), and (5) under no circumstances shall the holder of any share of Company Series E Preferred be entitled pursuant to Section 2.01(e)(iii)(B) to receive a number of shares of Parent Common Stock equal to a value in excess of $2.20 determined according to the Trading Price in respect of any such share (i.e., an aggregate of $3.30 per share of Series E Preferred).

            (f)   Company Stock Options and Warrants to Purchase
Company Capital Stock.

                  (i) At the Effective Time, each outstanding option or warrant to purchase shares of Company Common Stock (each a "Company Option"), whether or not exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing (x) the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by (y) the Common Exchange Ratio, rounded up to the nearest whole cent.
It is the intention of the parties that Company Options assumed by Parent following the Closing will, to the extent permitted by applicable law, qualify as incentive stock options as defined in Section 422 of the Code, to the extent Company Options qualified as incentive stock options immediately prior to the Closing. After the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options.

                  (ii) At the Effective Time, each outstanding warrant to purchase shares of Company Preferred Stock (each a "Company Warrant"), whether or not exercisable, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions governing such Company Warrant immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Preferred Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Applicable Preferred Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Preferred Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Applicable Preferred Exchange Ratio, rounded up to the nearest whole cent. "Applicable Preferred Exchange Ratio" shall mean with respect to such series of Company Preferred Stock, the number of shares of Parent Common Stock distributed for one share of such series of Company Preferred Stock; provided however, that with respect to any rights or warrants to purchase Company Preferred Stock which are exercised on a "net exercise" (or cashless basis) at the Closing, any holder of such series shall be deemed a holder of such series of Company Preferred Stock for purposes of this
Section 2.01; provided however, that such holder shall not receive any of the consideration as provided by
Section 2.01(e)(i) above but shall receive the Parent Common Stock payable to such holders of Preferred Stock pursuant to
Section 2.01(e)(iii)(B). Pursuant to this section, any rights or warrants to acquire Company Preferred Stock which are exercised on a "net exercise" (or cashless) basis shall be paid at the Closing and not assumed by Parent.

            (g) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (h) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock (including Company Capital Stock issuable upon exercise of outstanding Company Options and Company Warrants at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common

Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction and
(ii) the Trading Price.

            SECTION 2.02      Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for such Company Capital Stock pursuant to Section 2.01, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

            (b)   Notwithstanding the provisions of
subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock as provided in Section 2.01, without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company prior to the Closing Date pursuant to the applicable provisions of Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

            SECTION 2.03 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to the Company
(the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such certificates for shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Capital Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

            (b) Exchange Procedures. Promptly after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Capital Stock formerly represented by such Certificate (after taking into account all shares of Company Capital Stock then held by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.01(h) and any dividends or other distributions to which such holder is entitled with respect thereto, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. Notwithstanding anything to the contrary contained herein, no certificate representing Parent Common Stock or cash in lieu of a fractional share interest shall be delivered to a person who is an Affiliate of Parent or the Company. In the event of a transfer of ownership of shares of Company Capital Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such shares of Company Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.01(h) and any dividends or other distributions to which such holder is entitled with respect thereto.

            (c) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.01(h), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.01(h) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Rights in Company Capital Stock. All shares of Parent Common Stock issued upon conversion of the shares of Company Capital Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.03(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital
Stock, subject, however, to the Surviving Corporation's obligation to pay dividends or make any other distribution with respect to shares of Company Capital Stock with a record date prior to the Effective Time which have been declared or made by the Company on such shares of Company Capital Stock in accordance with the terms of this Agreement (to the extent permitted under Section 5.01) prior to the date hereof and which remain unpaid at the Effective Time.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent.

                  (ii) Parent shall pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Capital Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such holder would otherwise be entitled
(after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by (y) the Trading Price.

                  (iii) As soon as practicable after the
determination of the amount of cash, if any, to be paid to holders of Company Capital Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Company Capital Stock subject to and in accordance with the terms of Section 2.02(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Capital Stock for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Capital Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.01(h) and any dividends or other distributions with respect to Parent Common Stock to which they are entitled with respect thereto, in each case, without any interest thereon.

            (g) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Capital Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

            (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.01(h) and any dividends or other distributions to which the holders thereof are entitled with respect thereto, in each case, without any interest thereon.

            (i) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock such amounts as Parent or the Exchange
Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Capital Stock in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

            SECTION 2.04 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Capital Stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except as otherwise provided herein or by Law.
On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.01(h) and any dividends or other distributions to which the holders thereof are entitled with respect thereto.

            SECTION 2.05 Registration of Assumed Company Options. Parent shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Options assumed by Parent. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

            SECTION 2.06 Restricted Stock. At the Effective Time, any restricted shares of Company Capital Stock awarded pursuant to any plan, arrangement or transaction and outstanding immediately prior to the Effective Time shall be assumed by Parent and converted into restricted shares of Parent Common Stock in accordance with Section 2.01 hereof, subject to the same terms, conditions and restrictions as in effect immediately prior to the Effective Time, except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby.

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent as of November 24, 1998 (and not the date that this Agreement has been amended and restated) that:

            SECTION 3.01 Organization and Qualification, Subsidiaries. Each of the Company and each subsidiary of the Company (the "Company Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of the Company and the Company Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Section 3.01 (a) of the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete and correct list of all of the Company Subsidiaries. Except as set forth in Section 3.01(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

            SECTION 3.02 Certificate of Incorporation and Bylaws. The copy of the Company's Restated Certificate of Incorporation and the copy of the Company's Bylaws, as heretofore delivered by the Company to Parent, are complete and correct copies thereof. Such Restated Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or Bylaws.

            SECTION 3.03 Capitalization and Voting Rights. The authorized capital of the Company consists of:

            (a) Preferred Stock. One hundred twenty-four million, nine hundred thousand, two hundred seventeen (124,900,217) shares of Preferred Stock (the "Preferred Stock") having the rights, preferences and privileges as set forth in the Certificate of Incorporation and designated as follows:

                  (i)   nine million nine hundred seventy-eight
thousand thirteen (9,978,013) shares of which have been designated Series A Preferred Stock, all of which are currently issued and outstanding;

                  (ii) thirty-nine million three hundred forty-seven thousand eight hundred seventy-one (39,347,871) shares of which have been designated Series B Preferred Stock, thirty-eight million seven hundred eight thousand nine hundred eighty-one (38,708,981) of which are currently issued and outstanding;

                  (iii) ten million five hundred seventy-three thousand three hundred thirty-three (10,573,333) shares of which have been designated Series C Preferred Stock, none of which are outstanding, but all of which are subject to outstanding warrants to purchase the Series C Preferred Stock (the "Series C Warrants");

                  (iv) twenty-five million (25,000,000) shares of which have been designated Series D Preferred Stock, nineteen million two hundred seventy-one thousand six hundred twenty-five (19,271,625) of which are currently issued and outstanding; and

                  (v) forty million (40,000,000) shares of which have been designated Series E Preferred Stock, twenty million nine hundred twenty-one thousand seven hundred forty-six
(20,921,746) of which are currently issued and outstanding.

            (b)   Common Stock.  Two hundred fifty million
(250,000,000) shares of common stock ("Common Stock") of which twenty-four million three hundred twenty-eight thousand eight hundred forty-six (24,328,846) shares are outstanding.

            (c) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Stock and Series D and Series E Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable and have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except for (i) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the
Series D Preferred Stock and the Series E Preferred Stock,
(ii) the Series C Warrants, (iii) the rights provided in paragraph 2.2 of the Company's Investors' Rights Agreement, and
(iv) the outstanding warrants and options as set forth on
Section 3.03 of the Company Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of twenty-five million (25,000,000) shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Company's 1997 Stock Option Plan and has outstanding options to purchase 8,500,000 shares of Common Stock outside of such Plan. Except as set forth in the Company's Certificate of Incorporation and herein, the Company is not a party or subject to any agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

            SECTION 3.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote as required by the DGCL, the applicable provisions of the CGCL, and the Company's Certificate of Incorporation. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            SECTION 3.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company or any equivalent organizational documents of any Company Subsidiary,
(ii) assuming that all consents, approvals, authorizations and permits described in Section 3.05(b) have been obtained and all filings and notifications described in Section 3.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 3.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Company Material Adverse Effect nor (B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

            (b) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any United States federal, state or local or any supranational or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body (a "Governmental Entity"), except
(i) applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the rules and regulations of the New York Stock Exchange ("NYSE"), state takeover laws, the premerger notification requirements of the Hart-Scott-
Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 3.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Company Material Adverse Effect.

            SECTION 3.06 Permits; Compliance with Laws. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and all such Company Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, or the failure of any of such Company
Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Company Material Adverse Effect, or (ii) except as described in Section 3.05(b) of the Company Disclosure Schedule, prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 3.06(a) of the Company Disclosure
Schedule, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate, (A) have a Company Material Adverse Effect nor
(B) prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement and the consummation of the Merger.

            SECTION 3.07      SEC Filings; Financial Statements.
(a) The Company is not subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, any stock exchange or any other comparable Governmental Entity.

            (b) Except as set forth on Section 3.07(b)(i) of the Company Disclosure Schedule, the consolidated financial statements (including, in each case, any notes thereto) contained in Section 3.07(b)(i) of the Company Disclosure
Schedule were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company
Subsidiaries as at the respective dates thereof and the consolidated results of operations and consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect). The books and records of the Company and the Company Subsidiaries are being maintained in accordance with GAAP and any other applicable legal and accounting requirements.

            (c)   Except as and to the extent set forth on
Section 3.07(c) of the Company Disclosure Schedule, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would result in the stockholders' equity of the Company as of October 31, 1998 as set forth in the Company Disclosure Schedule not fairly reflecting the financial condition of the Company and the Company Subsidiaries, taken as a whole, in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since October 31, 1998 that would not, individually or in the aggregate, have a Company Material Adverse Effect.

            SECTION 3.08 Absence of Certain Changes or Events. Since October 31, 1998, except as contemplated by or as disclosed in this Agreement or as set forth in Section 3.08 of the Company Disclosure Schedule, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Company
Material Adverse Effect or any event or development that would have a Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) except as required by law after the date of this Agreement, any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company
Subsidiary except in the ordinary course of business consistent with past practice.

            SECTION 3.09      Employee Benefit Plans; Labor Matters.
(a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Company Benefit Plans"), the
Company has delivered (or will, within 15 days of the date hereof, deliver) to Parent a true and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Company Benefit
Plan, (iii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (iv) the most recent actuarial report or financial statement relating to a Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any Company Benefit
Plan qualified under Section 401(a) of the Code.

            (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet included in Section 3.09 of the Company Disclosure Schedule. Except as set forth in
Section 3.09(b) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Company Material Adverse Effect.

            (c) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect. Except as set forth on
Section 3.09(c) of the Company Disclosure Schedule, as of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Company Material Adverse Effect.

            (d) The Company has made available to Parent true and complete copies of (i) all employment agreements with executive officers of the Company and with each other officer of the Company and of each Company Subsidiary, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees which contain "change of control" provisions.

            (e) Except as set forth in Section 3.09(e) of the Company Disclosure Schedule, no amount paid or payable by the Company or any Company Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

            (f) Except as provided in Section 3.09(f) of the Company Disclosure Schedule, except as otherwise required by Law, no Company Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

            SECTION 3.10 Accounting and Tax Matters. Except as disclosed in Section 3.10 of the Company Disclosure Schedule, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a transaction qualifying under
Section 368(a) of the Code. The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

            SECTION 3.11 Contracts; Company Debt Instruments. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole
(each, a "Company Material Contract").  Except as disclosed in
Section 3.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Company Material Adverse Effect. Set forth in Section 3.11 of the Company Disclosure Schedule is a list of indebtedness of the Company and the Company Subsidiaries as of October 31, 1998.

            SECTION 3.12      Litigation.  Except as disclosed in
Section 3.12 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in
Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Company Material Adverse Effect.

            SECTION 3.13      Environmental Matters.   Except as
disclosed in Section 3.13 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Company
Material Adverse Effect:

      (a) the Company and the Company Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to the Company's knowledge, any liability, in each case with respect to any, applicable Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

      (b) neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

      (c)   neither the Company nor any Company Subsidiary
(i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

      (d) to the knowledge of the Company, none of the real property owned or leased by the Company or any Company Subsidiary is listed or proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

For purposes of this Agreement:

            "CERCLA" means the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

            "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property or to the siting, construction, operation, closure and post-closure care of, waste disposal, handling and transfer facilities.

            "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

            "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

            SECTION 3.14      Taxes.  (a) Except as set forth in
Section 3.14 of the Company Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (iv) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

            (a) Except as set forth in Section 3.14 of the Company Disclosure Schedule, to the Company's knowledge, no disputes or audits regarding Taxes are pending against, and no claims for Taxes have been received in writing by the Company or any of the Company Subsidiaries, other than disputes, audits and claims that are not reasonably likely to have a Company Material Adverse Effect.

            (b) There are no Tax liens upon any property or assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Company Material Adverse Effect.

            SECTION 3.15 Non-Competition Agreements. Except as set forth on Section 3.15 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit the Company and the Company Subsidiaries individually or collectively from, directly or indirectly, engaging in any business involving the design, manufacture and sale of recording heads for disk drives or any other businesses currently engaged in by the Company, or any corporations affiliated with the Company. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts the Company or any Company Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

            SECTION 3.16      Brokers.   No broker, finder or
investment banker (other than Lehman Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent complete and correct copies of all agreements between the Company and Lehman Brothers pursuant to which such firm would be entitled to any payment relating to the Merger.

            SECTION 3.17      Insurance.   Set forth on Schedule
3.17 of the Company Disclosure Schedule is a description of material insurance policies maintained by the Company with respect to the businesses of the Company and the Company
Subsidiaries.

                                 ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF
                            PARENT AND MERGER SUB

            Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as of November 24, 1998
(and not the date that this Agreement has been amended and restated) that:

            SECTION 4.01 Organization and Qualification; Subsidiaries. Each of Parent, Merger Sub and each other subsidiary of Parent (together with Merger Sub, the "Parent Subsidiaries") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have any change in or effect on the business of Parent and the Parent Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Section 4.01(a) of the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") sets forth a complete and correct list of all of Parent Subsidiaries. Except as set forth in Section 4.01(b) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary holds any interest in any corporation, limited liability company, partnership, joint venture or other legal entity of any kind.

            SECTION 4.02 Certificate of Incorporation and Bylaws. The copy of Parent's Certificate of Incorporation that is incorporated by reference as an exhibit to Parent's Form 10-Q for the period ending July 4, 1998 and the copy of Parent's Bylaws that is incorporated by reference as an exhibit to Parent's Form 10-K for the period ending September 30, 1997 (the "Parent 1997 10-K") are complete and correct copies thereof. Parent has heretofore furnished to the Company a complete and correct copy of the Certificate of Incorporation and Bylaws of Merger Sub. Such Certificate of Incorporation, Certificate of Incorporation and Bylaws of Parent and Merger Sub are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

            SECTION 4.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock (the "Parent Preferred Stock"). As of November 23, 1998, (i) 24,103,294 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 130,552 shares of Parent Common Stock were held in the treasury of Parent or by Parent Subsidiaries, (iv) 6,199,947 shares of Parent Common Stock were reserved for future issuance pursuant to the terms of Parent's 7% Convertible Subordinated Debentures due 2006 (the "Parent Subordinated Notes"), (v) 6,622,695 shares of Parent Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase shares of Parent Common Stock ("Parent Stock Options") issued under the benefits plans set forth on Section 4.03(v) of the Parent Disclosure Schedule or otherwise (the "Parent Stock Plans"). Between July 4, 1998 and the date of this Agreement, no Parent Stock Options have been granted and no awards have been made under Parent Stock Plans, and no shares of Parent Common Stock (or securities convertible into Parent Common Stock) have been issued other than shares of Parent Common Stock reserved for issuance as set forth in this
Section 4.03. Except for Parent Stock Options granted pursuant to Parent Stock Plans and shares of Parent Common Stock issuable upon the exercise of warrants and upon the conversion of the Parent Subordinated Notes or pursuant to agreements or arrangements described in Section 4.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 4.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Except as disclosed in Section 4.03 of the Parent Disclosure Schedule, each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 4.03 of the Parent Disclosure Schedule or as set forth in the Parent Reports (as hereinafter defined), there are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary which is not wholly owned by Parent or in any other person.

            SECTION 4.04 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. Each of (i) the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, (ii) the amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock to a number sufficient to consummate the transactions contemplated hereby
(the "Certificate Amendment") and (iii) the issuance (the
"Share Issuance") of shares of Parent Common Stock in the Merger (including the shares of Parent Common Stock to be issued to the holders of the Promissory Notes), have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger
Sub are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to (a) the adoption of the Certificate Amendment, the affirmative vote of a majority of the votes entitled to be cast and (b) the adoption of the Share Issuance, the approval thereof by the affirmative vote of a majority of votes cast by the holders of outstanding shares of Parent Common Stock at the Parent Stockholders'
Meeting). This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger
Sub, as the case may be, in accordance with its terms.

            SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub, do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Parent Permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, (A) have a Parent Material Adverse Effect nor
(B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement or the consummation of the Merger.

      (b) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their respective obligations hereunder or the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent or Merger Sub with or notification by Parent or Merger Sub to, any Governmental Entity, except (i) applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NYSE, state takeover laws, the premerger notification requirements of the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL, and as set forth in Section 4.05(b) of the Parent Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger or (B) individually or in the aggregate have a Parent Material Adverse Effect.

            SECTION 4.06 Permits; Compliance with Laws. Each of Parent and the Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), and all such Parent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of Parent Permits, or the failure of any such Parent Permits to be valid and in full force and effect, would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect, or
(ii) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger, and, as of the date of this Agreement, no suspension or cancellation of any of Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of Parent Permits would not, individually or in the aggregate, (i) have a Parent Material Adverse Effect or (ii) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger. Except as disclosed in Section 4.06 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would neither individually or in the aggregate,
(A) have a Parent Material Adverse Effect nor (B) prevent or materially delay the performance by Parent or Merger Sub of their respective obligations pursuant to this Agreement and the consummation of the Merger.

            SECTION 4.07      SEC Filings; Financial Statements.
(a) No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, NYSE, any other stock exchange or any other comparable Governmental Entity. Except as disclosed in Section 4.07(a) of the Parent Disclosure Schedule, Parent has timely filed all forms, reports and documents required to be filed by it with the SEC, the NYSE, any other stock exchange or comparable Governmental Entity since January 1, 1995 through the date of this Agreement (collectively and as amended, the "Parent Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as would not have a Parent Material Adverse Effect, each Parent Report was prepared in accordance with the requirements of the Securities Act, the Exchange Act, the NYSE, other stock exchange or comparable Governmental Entity, as the case may be.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports and the consolidated financial statements at July 4, 1998 set forth in Section 4.07(b) of the Parent Disclosure Schedule were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect). The books and records of Parent and the Parent Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

      (c) Except as and to the extent set forth on the consolidated balance sheet of Parent and the Parent Subsidiaries as set forth in Schedule 4.07(b) of the Parent Disclosure Schedule, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since July 4, 1998 that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

            SECTION 4.08 Absence of Certain Changes or Events. Since July 4, 1998, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since July 4, 1998, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect or any event or development that would have a Parent Material
Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and the Parent Subsidiaries are involved, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's and Merger Sub's obligations pursuant to this Agreement and the consummation of the Merger by Parent and Merger Sub, (iii) any material change by Parent in its accounting methods, principles or practices,
(iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary except in the ordinary course of business consistent with past practice.

            SECTION 4.09      Employee Benefit Plans; Labor Matters.
  (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA maintained or contributed to by Parent or any Parent
Subsidiary, or with respect to which Parent or any Parent
Subsidiary could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans"), Parent has delivered (or will, within 15 days of the date hereof, deliver) to the Company a true and correct copy of (i) such Parent
Benefit Plan and the most recent summary plan description related to each Company Benefit Plan for which a summary plan description is required, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan,
(iii) the most recent annual report (Form 5500) filed with the IRS, (iv) the most recent actuarial report or financial statement relating to a Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to any Parent Benefit Plan qualified under Section 401(a) of the Code.

      (b) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement.
Except as set forth in Section 4.09(b) of the Parent Disclosure Schedule, with respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which, in any case, would individually or in the aggregate have a Parent Material Adverse Effect.

      (c) As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage would not have a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Parent, none of Parent, any Parent Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, except where such unfair labor practice, charge or complaint would not have a Parent Material Adverse Effect.

      (d) Parent has made available to the Company true and complete copies of (i) all employment agreements with executive officers of Parent and with each other officer of Parent and of each Parent Subsidiary (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees which contain "change of control" provisions.

      (e) No amount paid or payable by Parent or any Parent Subsidiary in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

      (f)   Except as provided in Section 4.09(g) of the Parent
Disclosure Schedule or as otherwise required by Law, no Parent
Benefit Plan provides retiree medical or retiree life insurance benefits to any person.

            SECTION 4.10      Accounting and Tax Matters.
(a) Except as disclosed in the Parent Reports, neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

            SECTION 4.11 Contracts; Parent Debt Instruments. Except as disclosed in the Parent Reports or in Section 4.11
(a) of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole (each, a "Parent Material Contract"). Except as disclosed in the Parent Reports or in Section 4.11(b) of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Parent Material Adverse Effect. Set forth in Section 4.11(c) of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Parent and the Parent Subsidiaries as described in the notes to the financial statements incorporated in the Parent 1997 10-K.

            SECTION 4.12 Litigation. Except as disclosed in the Parent Reports or in Section 4.12 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of Parent, there are no existing facts or circumstances that would be reasonably likely to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, Parent is not aware of any facts or circumstances which would result in the denial of insurance coverage under policies issued to Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Except as disclosed in the Parent Reports or in Section 4.12 of the Parent Disclosure Schedule, neither Parent nor any Parent
Subsidiary is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Parent
Material Adverse Effect.

            SECTION 4.13      Environmental Matters.  Except as
disclosed in the Parent Reports or in Section 4.13 of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

      (a) Parent and the Parent Subsidiaries (i) are in compliance with all, and are not subject to any asserted liability or, to Parent's knowledge, any liability, in each case with respect to any, applicable Environmental Laws,
(ii) hold or have applied for all Environmental Permits and
(iii) are in compliance with their respective Environmental
Permits;

      (b) neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

      (c) neither Parent nor any Parent Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Parent, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

      (d) to the knowledge of Parent, none of the real property owned or leased by Parent or any Parent Subsidiary is listed or, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup.

            SECTION 4.14      Taxes.  (a) Except as set forth in
Section 4.14 of the Parent Disclosure Schedule and except for such matters that, individually or in the aggregate, would not have a Parent Material Adverse Effect, (i) Parent and each of the Parent Subsidiaries have timely filed or shall timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Parent and the Parent Subsidiaries, (ii) all Taxes that are due prior to the Effective Time have been paid or shall be paid on or before the applicable due date, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against Parent or any of the Parent Subsidiaries and (iv) Parent and each of the Parent
Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

      (a) To the best of Parent's knowledge, no Tax disputes or audits are pending against, and no claims for Taxes have been received in writing by or any of Parent Subsidiaries, other than disputes, audits and claims that are not reasonably likely to have a Parent Material Adverse Effect.

      (b) There are no Tax liens upon any property or assets of Parent or any of the Parent Subsidiaries except liens for current Taxes not yet due and liens which have not had and are not reasonably likely to have a Parent Material Adverse Effect.

            SECTION 4.15 Non-Competition Agreements. Except as set forth on Section 4.15 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect Parent and the Parent Subsidiaries collectively from, directly or indirectly, engaging in any business involving the design, manufacture and sale of recording heads for disk drives or any other businesses currently engaged in by Parent or any corporations affiliated with Parent. None of Parent's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with Parent, restricts in any material respect Parent or any Parent Subsidiary or affiliate from, directly or indirectly, engaging in any of the businesses described above.

            SECTION 4.16 Opinion of Financial Advisor. Gleacher Natwest, Inc. ("GNI") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date of the opinion, the consideration was fair to Parent from a financial point of view. GNI has authorized the inclusion of its opinion in the Proxy Statement and Parent shall promptly, after the date of this Agreement, deliver a signed copy of such opinion to the Company.

            SECTION 4.17 Brokers. No broker, finder or investment banker (other than GNI) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to the Company complete and correct copies of all agreements between Parent, on the one hand, and GNI, on the other hand, pursuant to which such firm would be entitled to any payment relating to the Merger.

            SECTION 4.18 Insurance. Parent maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent
(taking into account the cost and availability of such insurance).

            SECTION 4.19      Ownership of Merger Sub; No Prior
Activities. (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

      (b) As of the Effective Time, all of the outstanding capital stock of Merger Sub will be owned directly by Parent. As of the Effective Time, there will be no options, warrants or other rights, agreements, arrangements or commitments to which Merger Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Merger Sub or obligating Merger Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Merger Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Merger Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Merger Sub.

      (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

                                  ARTICLE V
                                  COVENANTS

            SECTION 5.01 Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement (including, without limitation, Section 5.12(b)), unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice, (y) the Company shall use commercially reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in
Section 5.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

      (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

      (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of any property or assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice or in an aggregate amount not in excess of $150,000. The Company shall also provide Parent with prior written notice of the issuance, sale or grant of any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock issuable pursuant to the Company Stock Options outstanding on the date of this Agreement, or the declaration, setting aside, making or payment of any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets;
(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (x) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement and (y) the Promissory Notes,
(iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $1,000,000 or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(c);

      (d) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees or officers of the Company or any Company Subsidiary who are not executive officers of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

      (e) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice as required by GAAP;

      (f) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated Company Subsidiaries dated as of October 31, 1998 and only to the extent of such reserves; or

      (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

            SECTION 5.02 Conduct of Business by Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in
Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement
(including, without limitation, Section 5.12(b)), unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of

Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Parent Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

      (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

      (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of, any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary (except for the issuance of (A) shares of Parent Common Stock issuable pursuant to Parent Stock Options outstanding on the date of this Agreement and the grant, in the ordinary course of business, consistent with past practices and on terms no more favorable than customary prior grants, of Parent Stock Options to acquire shares of Parent Common Stock and the shares of Parent Common Stock issuable pursuant to such Parent Stock Options, in accordance with the terms of the Parent Stock Plans, (B) a maximum of 6,199,947 shares of Parent Common Stock issuable pursuant to the Parent Subordinated Notes;

      (c) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof or any assets;
(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and incurred to refinance outstanding indebtedness for borrowed money existing on the date of this Agreement; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract or enter into any contract or agreement material to the business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $10 million or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(c);

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice, as required by GAAP or as may be required by the SEC; or

      (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

            SECTION 5.03 Cooperation. The Company and Parent shall coordinate and cooperate in connection with (i) the preparation of the Proxy Statement (as defined in Section 6.01), (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Parent Material
Contracts or any Company Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy
Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

            SECTION 5.04 Notices of Certain Events. Each of Parent and the Company shall give prompt notice to the other of
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and
(v) any change that is reasonably likely to result in a Company Material Adverse Effect or a Parent Material Adverse Effect or is reasonably likely to delay or impede the ability of either the Company or Parent to perform its respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

            SECTION 5.05      Access to Information;
Confidentiality. (a) Except as prohibited by any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or by applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (and shall cause the Parent Subsidiaries and the Company Subsidiaries, respectively, to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 5.05 shall affect or be deemed to modify any representation or warranty made in this Agreement.

      (b) The parties hereto shall comply with their respective obligations under the Confidentiality Agreement heretofore entered into by Parent and the Company (the "Confidentiality
Agreement") with respect to the information disclosed pursuant to this Agreement.

            SECTION 5.06 No Solicitation of Transactions. (a) Each party to this Agreement shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of such party or any of its subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's subsidiaries, to take any such action; provided, however, that nothing contained in this
Section 5.06 shall prohibit the Board of Directors of Parent or the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal by such person to acquire such party pursuant to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or other similar transaction or to acquire all or substantially all of the assets of such party or any of its subsidiaries, if, and only to the extent that, (i) such Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for such Board of Directors to comply with its duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person, such party obtains from such person an executed confidentiality agreement on terms no less favorable to the Company or Parent, as the case may be, than those contained in the Confidentiality Agreement. Each party hereto shall notify the other parties hereto promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. Each party hereto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Each party hereto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Notwithstanding the foregoing, either party may enter into a confidentiality agreement containing a standstill provision which permits, or waives compliance with any existing standstill agreement in order to permit, a third party to make a confidential takeover proposal to the Board of Directors which could reasonably be expected to result in a Competing Transaction; provided, however, that either party may then further waive compliance with a standstill agreement in order to permit a third party to make such takeover proposal to such party's stockholders so as to enable the Company or Parent to terminate this Agreement pursuant to the provisions of Section 8.01(i) or (j), as the case may be; provided further that nothing in this
Section 5.06(a) shall affect the obligation of the Company or Parent to pay the Company Termination Fee or the Parent
Termination Fee (each as hereinafter defined) pursuant to the terms of Section 8.05.

      (b) A "Competing Transaction" means any of the following involving the Company or Parent, as the case may be (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 25 percent or more of the assets of such party and its subsidiaries, taken as a whole, or of assets of such party and its subsidiaries generating 25 percent or more of such party's revenues or operating income, or (iii) a tender offer or exchange offer for 25 percent or more of the outstanding voting securities of such party.

            SECTION 5.07 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

            SECTION 5.08 Subsequent Financial Statements. As of their respective dates, none of the financial statements prepared by Parent, Parent Subsidiaries or by the Company after the date of this Agreement shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of the Company and Parent, as the case may be, shall fairly present the financial position of such party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

            SECTION 5.09 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent and the Parent Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

            SECTION 5.10      Further Action; Consents; Filings.
(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, the Company or the Surviving Corporation or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NYSE, including the filing of a listing application covering the Shares of Parent Common Stock to be issued to the Company's stockholders, persons entitled to non-competition payments and the holders of the Promissory
Notes in the Merger and upon exercise of the options pursuant to Section 2.04, (B) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (C) the HSR Act and (D) any other applicable Law and (iv) obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event, which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, Parent or any of their subsidiaries is a party. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and any comments of the nonfiling parties and their advisors shall be considered prior to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto.

      (b) Without limiting the generality of the foregoing, and subject to the following sentence, each of the parties hereto agrees, and shall cause each of its respective Subsidiaries to cooperate and to use their commercially reasonable efforts to obtain any government clearances required for completion of the Merger (including compliance with the HSR Act), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the parties hereto also agrees to take or cause to be taken the following actions: (i) provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement; (ii) file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act; (iii) deliver the proffer of Parent and the Company of their willingness to (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, such assets, categories of assets or businesses of Parent or Parent Subsidiaries or Company or Company Subsidiaries, as applicable, and (B) terminate such existing relationships and contractual rights and obligations (and, in each case, to enter into agreements with the relevant Government Antitrust Entity giving effect thereto) in each case with respect to the foregoing clause (A) or (B), if such action is necessary or reasonably advisable for the purpose of avoiding or preventing any action by any Government Antitrust Entity which would restrain, enjoin or otherwise prevent or materially delay consummation of the transactions contemplated by this Agreement; provided however; that no party shall be required to take any actions described in this clause (iii) if such actions would be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect after giving effect to the Merger; and (iv) Parent or the Company, as applicable, shall take promptly, in the event that any permanent of preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transactions contemplated hereby, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (iii) of this subsection (b)) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in
Section 8.01(b). The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. The parties hereto will provide to the other copies of all correspondence between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this Section 5.12(b). The parties hereto agree that all material telephonic calls and meetings with a Government Antitrust Entity regarding the transactions contemplated hereby or any of the matters described in this
Section 5.12(b) shall include representatives of each of Parent and the Company. Parent shall coordinate and be the principal spokesperson in connection with any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein.

            SECTION 5.11      Stockholder Rights Plan.
Notwithstanding the limitations set forth in this Agreement with respect to the conduct of the Parent's business prior to the Effective Time, including the limitations set forth in Sections 5.01 and 5.02, Parent may, at any time prior to the Effective Time, take all actions necessary to adopt and implement a stockholder rights plan or amend its existing stockholder rights plan, provided that the terms of such stockholder rights plan shall specifically exclude the consummation of the Merger as contemplated by this Agreement.

            SECTION 5.12 Employee Benefit Plans. (a) Following the Effective Time, Parent shall arrange for each employee of the Company or any Company Subsidiary to participate in any counterpart Parent Benefit Plans in accordance with the eligibility criteria thereof, provided that (i) such participants shall receive full credit for years of service with the Company or any Company Subsidiary (and service otherwise credited by the Company or any Company Subsidiary) prior to the Effective Time for all purposes for which such service was recognized under the Company Benefit Plans including, but not limited to, eligibility to participate, vesting, and, to the extent not duplicative of benefits received under such Company Benefit Plan, the amount of benefits, (ii) such participants shall participate in the Parent Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent, and (iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents and shall provide each such participant with credit for any co-payments and deductibles paid prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any health plans in which such participants are eligible to participate after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

      (b) Following the Effective Time, Parent shall cause the Surviving Corporation to honor and perform, pursuant to their terms, all employee benefit obligations to current and former employees and directors of the Company under any Company
Benefit Plans; provided however, that nothing contained herein shall limit any reserved right in any Company Benefit Plan to amend, modify, suspend, revoke or terminate any such plan.

      (c) To the extent that Parent elects to terminate after the Effective Time any employee pension benefit plan maintained by the Company or any Company Subsidiary which is a defined benefit plan, then all accrued benefits thereunder shall be fully vested and the accrued benefits shall be paid as promptly as practicable to participants thereunder who so elect in a lump sum payment.

                                 ARTICLE VI
                            ADDITIONAL AGREEMENTS

            SECTION 6.01 Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall jointly prepare a proxy statement/information statement with respect to the Merger relating to the special meeting of the Company's stockholders
(the "Company Stockholders' Meeting") to be held in connection with the Merger (together with any amendments thereto, the "Proxy Statement"). The parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or the Company, as the case may be, shall furnish all information concerning Parent or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after completion of the Proxy
Statement, the Proxy Statement shall be mailed to the stockholders of the Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of
(i) the Securities Act and the regulations thereunder and
(ii) the DGCL.

      (b) The Proxy Statement shall include the approval of this Agreement and the recommendation of the Board of Directors of the Company to the Company's stockholders that they vote in favor of adoption of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation to the extent that the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel), that such withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company's stockholders under applicable Law.

      (c) No amendment or supplement to the Proxy Statement shall be made without the prior review of Parent and the Company, and any comments of Parent or the Company shall be considered prior to delivery of such amendment or supplement to the stockholders of the Company. Each of the parties hereto shall advise the other parties hereto promptly after it receives notice thereof, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

      (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders' Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent.

      (e) The information supplied by Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders' Meeting and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the DGCL, the Securities Act and the Exchange Act and the NYSE. Parent shall deliver copies of all filings made under the Exchange Act subsequent to the mailing of the Proxy Statement and prior to the Company Stockholders' meeting to the Stockholders of the Company.

            SECTION 6.02 Stockholders' Meetings. The Company shall call and hold the Company Stockholders' Meeting as promptly as practicable, for the purpose of voting upon the adoption of this Agreement and the Merger contemplated hereby, and the Company shall use its reasonable efforts to hold the Stockholders' Meeting on February 11, 1999. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL, except to the extent that the Board of Directors of the Company determines in good faith after consultation with outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that the withdrawal, modification or change of its recommendation is required by its fiduciary duties to the Company stockholders under applicable Law. The Company, subject to the exercise of its fiduciary duties to its stockholders, as described in this
Section 6.02, shall take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and the Company's Certificate of Incorporation and Bylaws to effect the Merger.

            SECTION 6.03 Post-Merger Directors and Chief Executive Officer of Parent. (a) The Board of Directors of Parent shall take such action as may be necessary to cause Parent's Board of Directors immediately following the 1999 Annual Meeting of Parent Stockholders to be composed of seven members, and to cause two persons designated by the Board of Directors of the Company prior to the Closing (the "Company Designees") to be elected to Parent's Board of Directors. In furtherance thereof and at such time, Parent shall increase the size of its Board of Directors to effectuate the foregoing sentence. The Company Designees shall serve in accordance with the Restated Certificate of Incorporation and Bylaws of Parent until their respective successors are duly elected or appointed and qualified.

      (b)   The current Chairman of the Board and Chief Executive
Officer of Parent shall remain as Chairman of the Board and Chief Executive Officer of Parent following the Effective Time.

            SECTION 6.04 Affiliates. Not less than 15 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, who were directors and 5% stockholders of the Company ("Affiliates"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Affiliates (other than officers of the Company who cease to be officers of the Company after the Effective Time) may not offer for sale, sell, or otherwise dispose of the Parent Common Stock received in the Merger until the earlier to occur of (i) 48 hours after results covering 30 days of post-merger combined operations of Parent and the Company have been filed with the Securities and Exchange Commission, sent to stockholders of Parent or otherwise publicly issued, or (ii) 60 days following the Effective Time. Parent shall be entitled to place legends regarding Rule 145 promulgated under the Securities Act on the certificates evidencing any of the Parent Common Stock to be received by any Affiliate and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock with respect to Rule 145 promulgated under the Securities Act.

            SECTION 6.05 Assumption of Debt. With respect to the Company's indebtedness identified on Section 6.05 of the Company Disclosure Schedule issued by the Company under an indenture qualified under the Trust Indenture Act of 1939 (the "Company Indentures"), if required by the Company Indentures, the Surviving Corporation shall execute and deliver to the trustee under each Company Indenture a supplemental indenture, in form satisfactory to the trustee, expressly assuming the obligations of the Company with respect to the due and punctual payment of the principal of (and premium, if any) and interest on such indebtedness and the due and punctual performance of all the terms, covenants and conditions of the Company
Indentures to be kept or performed by the Company, and shall deliver such supplemental indenture to the trustee under each Company Indenture. Holders of any Company convertible debt instruments who convert after the Effective Time shall be entitled to receive Parent Common Stock based on a ratio determined in accordance with Section 2.01(a).

            SECTION 6.06 Indemnification of Directors and Officers. (a) Parent and Merger Sub agree that the indemnification obligations set forth in the Company's Restated Certificate of Incorporation and Bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Parent shall cause the Certificate of Incorporation and Bylaws of Merger Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of three years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or the Company Subsidiaries.

      (b) Parent and the Company shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise through the Effective Time (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, the Company or the Surviving Corporation, as the case may be, shall defend such action with counsel selected by Company or the Surviving Corporation as the case may be, which counsel shall be reasonably satisfactory to the Indemnified Party.

      (c) Following the Effective Time, Parent will fully guaranty the prompt payment and performance of all obligations of the Surviving Corporation pursuant to this Section 6.06 and under any and all director and officer indemnification agreements entered into by the Company and/or any Company Subsidiary.

      (d) The obligations of the Company, the Surviving Corporation, and Parent under this Section 6.06 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such affected party (it being expressly agreed that each such party shall be a third-party beneficiary of this Section 6.06).

      (e) The rights of an Indemnified Party to indemnification and advancement of expenses under this Section 6.06 shall not be deemed exclusive of any other rights which the Indemnified Party may at any time be entitled to under applicable Law, any charter or bylaw provision, any agreement, vote of stockholders, resolution of disinterested directors or otherwise.

      (f) For three years from the Effective Time, the Surviving Corporation shall provide (to the extent available in the market) to the Company's current directors and officers liability insurance protection of the same kind and scope as that provided by the Company's directors' and officers' liability insurance policies (copies of which have been made available to Parent); provided, however, that in no event shall the Surviving Corporation be required to expend more than 200% of the current amount expended by the Company (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if the Surviving Corporation is unable to maintain or obtain the insurance called for by this Section 6.06(c), it shall use its commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

            SECTION 6.07      Registration Statement.   The shares
of Parent Common Stock are being issued in reliance upon the exemption from the requirements of Section 5 of the Securities
Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Immediately after the Effective Time, Parent shall file a Registration Statement with the SEC to provide for the registration of the Parent Common
Stock for a period of one year after the Effective Time pursuant to the Registration Rights Agreement attached hereto as Annex I. The certificates representing the shares of Parent Common Stock to be issued shall contain such legends as required by applicable laws.

            SECTION 6.08 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or, in the case of Parent, the requirements of the NYSE, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

            SECTION 6.09 Stock Exchange Listing. Each of the parties hereto shall use its reasonable efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Parent Common Stock issuable to the Company's stockholders, the recipients of non-competition payments and the holders of Junior Notes and Senior Notes in the Merger and upon the exercise of options pursuant to Section 2.04 hereof.

            SECTION 6.10 Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

            SECTION 6.11 Agreements with Respect to Promissory Notes. (a) The Company makes the same representations and warranties to the holders of Junior Notes and Senior Notes as the Company makes to the Parent pursuant to Article III of this Agreement.

            (b) Parent makes the same representations and warranties to the holders of Promissory Notes who receive shares of Parent Common Stock pursuant to the Merger as Parent makes to the Company pursuant to Article IV of this Agreement.

            (c) Notwithstanding Section 6.07, for a period of one year after the Effective Time Parent shall be required to provide holders of Junior Notes and Senior Notes who receive shares of Parent Common Stock pursuant to the Merger a current prospectus pursuant to an effective registration statement that may be reasonably required by such holders for the purposes of resale of such shares of Parent Common Stock and will take such further action at any time, and from time to time, to amend or supplement the prospectus or registration statement in order to comply with the Securities Act and the rules and regulations of the Commission promulgated thereunder.

            (d) The obligations of the Company, the Surviving Corporation and Parent under this Section 6.11 shall not be terminated or modified on such a manner as to adversely affect any holder of Senior Notes or Junior Notes without the consent of such affected party (it being expressly agreed that each such party shall be a third-party beneficiary of this
Section 6.11).

            SECTION 6.12 Acknowledgment of Matters Concerning Legal Representation. Each party hereto, and each third party beneficiary hereunder is hereby noticed and acknowledges and agrees that such counsel set forth below its respective client's name in each of Section 9.02(a) and Section 9.02(b) represents only such client and no other person. Additionally, Parent (on behalf of itself and the Company at the Closing) shall wire transfer to each of Sheppard, Mullin, Richter &
Hampton LLP and to Wilson Sonsini Goodrich & Rosati amounts equal to all legal fees incurred in connection with the transactions contemplated hereby and all legal fees owed by either of Parent or the Company to its counsel which have not then been paid.


                                 ARTICLE VII
                          CONDITIONS TO THE MERGER

            SECTION 7.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a)   Intentionally left blank.

            (b) this Agreement shall have been duly adopted by the requisite vote of stockholders of the Company;

            (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

            (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar
Law shall have expired or been terminated;

            (e) the shares of Parent Common Stock issuable to the Company's stockholders and the holders of the Promissory Notes in the Merger and upon the exercise of options pursuant to Section 2.04 hereof shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

            SECTION 7.02 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) Parent shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman and Chief Executive Officer of Parent to that effect.

            (b) The stockholders of the Company shall have received an opinion of Sheppard, Mullin, Richter & Hampton in the form attached hereto as Annex II.

            SECTION 7.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

            (a) The Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect;
            (b)   In the event that the conditions set forth in
Section 7.1(l) and 7.2(j) (the "conditions") of that Securities Purchase Agreement heretofore entered into by Parent and certain investors (the "Investors") to purchase not less than $15 million of Parent Common Stock (the "Securities Purchase Agreement") shall not have been satisfied, Parent shall receive at the Closing from the Investors or other investors not less than $15 million in Parent equity securities on terms in all material respects no less favorable to Parent than those contained in the Securities Purchase Agreement; provided however, that Parents' right to terminate this Agreement is subject to proviso (iii) in 8.01(b). If the condition set forth in Section 7.1(1) and 7.2(j) of the Securities Purchase Agreement shall have been satisfied, this condition shall be deemed to have been satisfied.

            (c)   The Company shall have entered into the Non-
Competition Agreements payable at the Closing out of the Merger
Consideration in shares of Parent Common Stock.


                                ARTICLE VIII
                      TERMINATION, AMENDMENT AND WAIVER

            SECTION 8.01      Termination.  This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement, as follows:

            (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

            (b)   by either Parent or the Company, if the
Effective Time shall not have occurred on or before April 30,

1999; provided, however, that (i) the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date; (ii) this Agreement may be extended not more than 60 days by Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a direct result of (A) the Company or Parent having failed to receive all regulatory approvals or consents required to be obtained by the Company or Parent with respect to the Merger in order to satisfy the condition set forth in Section 7.01(e) or (B) the existence of litigation or any governmental proceeding seeking to prevent or prohibit consummation of the Merger and (iii) in the event the conditions (as defined in Section 7.03(b)) are not met, the date set forth above shall automatically be extended for an additional sixty (60) days.

            (c) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

            (d) by Parent, if (i) in accordance with the provisions of Section 6.01.(b)(i), the Board of Directors of the Company withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, or if the Board of Directors of the Company shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by Parent, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

            (e) by the Company, if (i) the Board of Directors of Parent withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to the Company or its stockholders or shall have resolved to do so, or if the Board of Directors of Parent shall have refused to affirm its recommendation of this Agreement and the Merger as promptly as practicable (but in any event within three business days) after receipt of any request by the Company, (ii) the Board of Directors of Parent shall have recommended to the stockholders of Parent a Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of

Parent is commenced and the Board of Directors of Parent fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

            (f) by Parent or the Company, if the transactions contemplated by this Agreement shall not have been approved by the requisite votes for adoption at the Company Stockholders'
Meeting or any adjournment or postponement thereof;

            (g) by Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if, any representation or warranty of the Company shall have been untrue on the date of this Agreement, in either case such that the conditions set forth in
Section 7.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 8.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this
Section 8.01;

            (h) by the Company, upon a material breach of any covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have been untrue on the date of this Agreement, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "Terminating Parent Breach"); provided however, that, if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this
Section 8.01(h); and provided further, that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 8.01;

            (i) by the Company, if the Board of Directors of the Company shall, following receipt of written advice of outside legal counsel (who may be the Company's regularly engaged outside legal counsel) that failure to so terminate would be required in order to exercise its fiduciary duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the adoption of this Agreement and the Merger in a manner adverse to Parent; provided that such termination under this
Section 8.01(i) shall not be effective until the Company has made payment to Parent of the amounts required to be paid pursuant to Section 8.05(b).

            SECTION 8.02      Effect of Termination.  Except as
provided in Section 9.01, in the event of termination of this

Agreement pursuant to Section 8.01, this Agreement, shall forthwith become void, there shall be no liability under this Agreement on the part of Parent or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 8.05(b) through and including (f); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided further, that the Confidentiality Agreement shall survive any termination of this Agreement.

            SECTION 8.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the DGCL, provided further, that Articles III and IV, and Sections 2.01(b), 6.01(a)(ii) (with respect to registration of Parent Common Stock issuable to holders of the Promissory Notes) and 6.11 cannot be amended without the prior written consent of the holders of the Promissory Notes (it being expressly agreed that such holders shall be third-party beneficiaries of such Articles and Sections). This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 8.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

            SECTION 8.05 Fees and Expenses. (a) Except as set forth in this Section 8.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy
Statement and the fee required to be paid in connection with the HSR Act. "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice and all other matters related to the closing of the Merger.

            (b)   The Company agrees that, if:

                  (i) the Company shall terminate this Agreement pursuant to Section 8.01(i),

                  (ii)  Parent shall terminate this Agreement
pursuant to Section 8.01(d),

                  (iii) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(f), or

                  (iv)  Parent shall terminate this Agreement
pursuant to Section 8.01(g),

then, in the case of (i), prior to such termination, or in the case of (ii), (iii) or (iv), promptly after such termination, the Company shall pay to Parent an amount equal to $3,000,000
(the "Company Termination Fee").

            (c)   Parent agrees that, if:

                  (i) the Company shall terminate this Agreement pursuant to Section 8.01(e), or

                  (ii) The Company shall terminate this Agreement pursuant to Section 8.01(h),

then, promptly after such termination, Parent shall pay to the Company an amount equal to $3,000,000 (the "Parent Termination Fee"). Parent shall, in addition to paying the Company the Parent Termination Fee, loan to the Company seven million dollars ($7,000,000) pursuant to the subordinated promissory note attached hereto as Exhibit A. Such promissory note shall have a five-year term and will bear interest at a rate equal to the rate of interest publicly announced by Bank of America NT & SA, in the City of San Francisco, from time to time as such bank's reference rate plus 5.00%.

            (d)   (i) The Company agrees that, if Parent
terminates this Agreement pursuant to Section 8.01(g), the Company shall reimburse Parent for Parent's Expenses incurred in connection with pursuing the Merger and (ii) Parent agrees that, if the Company terminates this Agreement pursuant to
Section 8.01(h), Parent shall reimburse the Company for the Company's Expenses incurred in connection with pursuing the

Merger; provided, however, that no party shall be obligated to reimburse the other party for Expenses in excess of $250,000 in the aggregate.

            (e)   Any payment required to be made pursuant to
Section 8.05(a), (b), (c) or (d) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this Section 8.05(e).

            (f) In the event that Parent or the Company, as the case may be, shall fail to pay the Parent Termination Fee or the Company Termination Fee, as the case may be, the amount of any such Parent Termination Fee or Company Termination Fee shall be increased to include the costs and expenses actually incurred by the other (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05, together with interest on such unpaid Parent Termination Fee or Company Termination Fee, commencing on the date that such Parent Termination Fee or Company Termination Fee became due, at a rate equal to the rate of interest publicly announced by Bank of America NT & SA, in the City of San Francisco, from time to time, as such bank's reference rate plus 5.00%.

                                 ARTICLE IX
                             GENERAL PROVISIONS

            SECTION 9.01 Non-Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time; provided however, that each of the Company's Representations and Warranties and each of the Parent's Representations and Warranties shall be made only as of the date hereof, (and no other date), and shall remain effective through the Effective Time solely for purposes of making a determination as to whether such Representations and Warranties were true and correct as of the date hereof pursuant to Sections 8.01(g) and 8.01(h), or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or after termination of this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement. Each party agrees that, except for the representations and warranties contained in this Agreement, the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

            SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

      (a)   if to the Company:

                                    Das Devices, Inc.
                                    1504 McCarthy Boulevard
                                    Milpitas, California  95035
                                    Attention:  Bert Zaccaria
                                    Telecopier:  (408) 894-9816

                                    with a copy to:

                                    Wilson, Sonsini, Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, California  94304-1050
                                    Attention: David J. Segre, Esq.
                                    Fax:  (650) 496-7556

            (b)   if to Parent or Merger Sub:

                                    Applied Magnetics Corporation
                                    75 Robin Hill Road
                                    Goleta, California  93117
                                    Attention:  Craig D. Crisman
                                    Telecopier:  (805) 967-2677

                                    with a copy to:

                                    Sheppard, Mullin, Richter & Hampton LLP
                                    333 South Hope Street, 48th Floor
                                    Los Angeles, California  90071
                                    Attention:  James J. Slaby, Esq.
                                    Telecopier: (323) 620-1398

            SECTION 9.03 Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

            (a)   "affiliate" has the meaning specified in Rule
144 promulgated by the SEC under the Securities Act;

            (b) "beneficial owner" with respect to any shares of capital stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly,
(A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock;

            (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in The City of Los Angeles, USA;

            (d)   "$" means United States Dollars;

            (e) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered* by or with any Governmental Entity;

            (f) "knowledge" means, with respect to any matter in question, that the executive officers (including Chairman of the Board of Directors) of Parent or the Company, as the case may be, have actual knowledge of such matter;

            (g) "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government; and


            (h) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, more than fifty percent of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

            SECTION 9.05 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Sections 6.06 and 6.11, which shall survive the Effective Time and be enforceable by the beneficiaries thereof as contemplated by Sections 6.06(e) and 6.11(d), and Sections 2.01(b) and 6.01(a)(ii), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 9.06 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all
Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

            SECTION 9.07      Specific Performance.  The parties
hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 9.08 Governing Law. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Delaware.

            SECTION 9.09      Consent to Jurisdiction; Venue.
(a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for Delaware for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any, other manner provided by Law.

      (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 9.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

            SECTION 9.10      Headings.  The descriptive headings
contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement,

            SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 9.12 Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule), the Confidentiality Agreement and the Registration Rights Agreement attached hereto as Annex I constitute the entire agreement among the parties with respect to the subject matters hereof and thereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    APPLIED MAGNETICS CORPORATION



                                    By: /s/ Craig D. Crisman
                                        ------------------------------
                                          Craig D. Crisman
                                          Title:Chairman of the
                                                Board and Chief
                                                Executive Officer



                                    DAS DEVICES, INC.



                                    By: /s/ Mitchell Underseth
                                        ------------------------------
                                          Name: Mitchell Underseth
                                          Title:Chief Financial
                                                Officer



                                    AMC MERGER SUBSIDIARY, INC.



                                    By: /s/ Craig D. Crisman
                                        ------------------------------
                                          Name: Craig D. Crisman
                                          Title:President

                                    -66-

                                                                  EXHIBIT 10.1

                            AMENDED AND RESTATED

                        SECURITIES PURCHASE AGREEMENT

                                 dated as of

                              November 24, 1998

                                by and among

                       APPLIED MAGNETICS CORPORATION,

                             SIERRA VENTURES VI,

                          WATERSHED PARTNERS, L.P.,

                          WATERSHED CAYMAN, L.L.C.,

                             HAUSSMAN HOLDINGS,

                         EAST RIVER VENTURES, L.L.C.

                                     and

                          THE CHASE MANHATTAN BANK,
                               as Trustee for
                           FIRST PLAZA GROUP TRUST

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1  DEFINITIONS.....................................................1
      SECTION 1.1  Definitions.............................................1

ARTICLE 2  PURCHASE AND SALE...............................................6
      SECTION 2.1  Purchase and Sale.......................................6
      SECTION 2.2  Closing.................................................6

ARTICLE 3  STOCKHOLDER APPROVAL  [Intentionally Omitted]...................7

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................7
      SECTION 4.2  Authority; No Conflict..................................7
      SECTION 4.3  Due Authorization and Validity of
                     Shares................................................9
      SECTION 4.4  Brokers and Finders; Advisors...........................9
      SECTION 4.5  Governmental Regulations................................9
      SECTION 4.6  No Violation of Regulations of Board
                   of Governors of Federal Reserve System..................9
      SECTION 4.7  Listing of Common Stock................................10
      SECTION 4.8  Proxy Material.........................................10
      SECTION 4.9  Private Offering.......................................10

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
       ...................................................................10
      SECTION 5.1  Organization and Existence.............................10
      SECTION 5.2  Authorization..........................................10
      SECTION 5.3  Governmental Authorization.............................10
      SECTION 5.4  Brokers and Finders; Advisors..........................11
      SECTION 5.5  Proxy Material.........................................11
      SECTION 5.6  Purchase Entirely for Own Account......................11
      SECTION 5.7  Disclosure of Information..............................11
      SECTION 5.8  Investment Experience..................................11
      SECTION 5.9  Accredited Investor....................................12
      SECTION 5.10 Restricted Securities..................................12
      SECTION 5.11 Company Reliance.......................................12

ARTICLE 6  COVENANTS OF THE INVESTORS AND THE COMPANY.....................12
      SECTION 6.1  Best Efforts...........................................12
      SECTION 6.2  Operation of Business..................................12
      SECTION 6.3  Certain Consents and Approvals.........................12

ARTICLE 7  CONDITIONS TO CLOSING..........................................13
      SECTION 7.1  Conditions to Obligations of the
                     Investors............................................13
      SECTION 7.2  Conditions to Obligations of the
                     Company..............................................15

ARTICLE 8  TERMINATION....................................................16
      SECTION 8.1  Grounds for Termination................................16
      SECTION 8.2  Effect of Termination..................................17

ARTICLE 9  MISCELLANEOUS..................................................17
      SECTION 9.1  Notices................................................17
      SECTION 9.2  Amendments; No Waivers.................................19
      SECTION 9.3  Expenses...............................................19
      SECTION 9.4  Successors and Assigns.................................20
      SECTION 9.5  Choice of Law..........................................20
      SECTION 9.6  Entire Agreement; Amendments and
                     Waivers..............................................20
      SECTION 9.7  Multiple Counterparts..................................20
      SECTION 9.8  Invalidity.............................................20
      SECTION 9.9  Titles.................................................21
      SECTION 9.10 Publicity..............................................21
      SECTION 9.11 Survival...............................................21
      SECTION 9.12 Burden and Benefit.....................................21
      SECTION 9.13 Waiver of Jury Trial...................................21
      SECTION 9.14 Attorneys' Fees........................................22
      SECTION 9.15 Representation by Counsel..............................22
      SECTION 9.16 No Interpretation Against Drafter......................22
      SECTION 9.17 Counterparts; Effectiveness............................22
      SECTION 9.18 Captions...............................................22

Investor and Investment Amount                         ANNEX 1
Registration Rights Agreement                          EXHIBIT A
Opinion of Sheppard, Mullin,
   Richter & Hampton, LLP                              EXHIBIT B

                            AMENDED AND RESTATED

                        SECURITIES PURCHASE AGREEMENT


            THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT is made and effective as of November 24, 1998 and is amended and restated as of January 19, 1999, by and among Applied Magnetics Corporation, a Delaware corporation (the "Company"), and each other person whose name appears on the signature pages hereof (collectively, the "Investors" and, individually, an "Investor").


                                  RECITALS


            A. The Investors desire to make an investment of up to $20,000,000 (but in no event less than $15,000,000) in the common stock, $0.10 par value (the "Common Stock"), of the Company.

            B. The Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, such shares on the terms and subject to the conditions set forth herein.


                                  AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

            SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" shall have the meaning set forth in the Exchange Act. Without limiting the foregoing, all directors and executive officers of a Person that is a corporation, all general partners of a Person that is a limited partnership and all managing members of a Person that is a limited liability company, shall be deemed Affiliates of such Person for all purposes hereunder.

            "Agreement" shall mean this Securities Purchase
Agreement.

            "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible on commercially reasonable terms; provided, however, that an obligation to use Best Efforts under this Agreement shall not in any event require the Person subject to that obligation to pay any material consent fee or take actions that would result in a Material Adverse Change in the benefits to such Person of this Agreement and the Transaction.

            "Breach" shall mean, and a breach of a representation, warranty, covenant, obligation or other provision of this Agreement will be deemed to have occurred if there is or has been, any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

            "Business Day" mean any day except a Saturday, Sunday or other day on which the NYSE is closed.

            "Closing" shall have the meaning set forth in
      Section 2.2.

            "Closing Date" shall mean the date of the Closing.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall mean the common stock, $0.10 par value, of the Company.

            "Company" shall mean Applied Magnetics Corporation.

            "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

            "Contract" shall mean any document filed as an exhibit pursuant to Item 601 of Regulation S-K to any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, proxy statement or registration statement filed by the Company pursuant to the Securities Act or the Exchange Act.

            "Disclosure Schedules" shall mean the schedules prepared and delivered by the parties hereto and dated as of the date hereof which set forth the exceptions to the representations and warranties contained herein and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedules.

            "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Governmental Authorization" shall mean any approval, Consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "Governmental Body" shall mean any:

                        (a)  nation, state, county, city, town,
            village, district or other jurisdiction of any nature;

                        (b)  federal, state, local, municipal,
            foreign or other government; or

                        (c)  body exercising, or entitled to
            exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
      Improvements Act of 1976, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Investors" and "Investor" shall have the meanings set forth in the first paragraph of this Agreement.

            "Knowledge" shall mean and an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter, provided that such individual shall be required to make a reasonable investigation of the circumstances related thereto in light of the facts known to such individual.

            "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

            "Liability" shall mean any liability, indebtedness or obligation, whether accrued, absolute, contingent, matured or unmatured.

            "Market Price" shall mean 80% of the lesser of (a) the average of the daily closing prices per share of the Common Stock for the five Trading Days prior to the date of the Merger Agreement and (b) the average of the daily closing prices per share of the Common Stock for the five Trading Days prior to the effective date of the Merger. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE.

            "Material Adverse Effect" or "Material Adverse Change" shall mean any material adverse effect or change in the condition (financial or other), business, results of operations, liabilities, operations or prospects of any party, its business and/or assets or on the ability of such party to consummate the Transaction, or any event or condition which could, with the passage of time, reasonably be expected to constitute a "Material Adverse Effect" or "Material Adverse Change."

            "Merger" shall mean the merger of AMC Merger
      Subsidiary, Inc. with and into Das Devices, Inc.
      contemplated by the Merger Agreement.

            "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of November 24, 1998, as amended and restated as of January 19, 1999, by and among the Company, Das Devices, Inc. and AMC Merger Subsidiary, Inc.

            "NYSE" shall mean the New York Stock Exchange, Inc.

            "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

            "Organizational Documents" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person (including, without limitation, any trust); and (f) any amendment to any of the foregoing.

            "Permitted Encumbrances" shall mean any
      (i) Encumbrances for taxes, assessments or governmental charges or landlords', mechanics', workmens', materialmans' or other similar liens, in each case not yet due or delinquent or which are being contested in good faith and which, in the aggregate, are not material in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof,
      (ii) Encumbrances of the owner of real property in which the Company owns a leasehold interest, secured by such real property, which, in the aggregate, do not materially detract from the value of the Company's interest in such real property or interfere with the Company's present use thereof and (iii) liens or Encumbrances that in the aggregate are not material in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof.

            "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

            "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "Registration Rights Agreement" shall have the meaning set forth in Section 7.1(j).

            "Representative" shall mean any officer, director, principal, attorney, agent, employee or other representative.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Shares" shall mean the shares of the Common Stock of the Company to be purchased by the Investors under this Agreement.

            "Subsidiary" shall mean, with respect to any Person (for the purposes of this definition, the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

            "Threatened" shall describe any claim, Proceeding, dispute, action or other matter if (i) any demand or statement has been made (orally or in writing) with respect to such claim, Proceeding, dispute, action or other matter, or (ii) any notice has been given (orally or in writing) with respect thereto.

            "Transaction" shall mean the purchase and sale of the Shares contemplated by this Agreement.

            "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

                                  ARTICLE 2

                              PURCHASE AND SALE

            SECTION 2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to each of the Investors, and each of the Investors agrees to purchase from the Company, at the Closing the largest whole number of shares of Common Stock determined by dividing (x) the purchase price set forth opposite such Investor's name on Annex 1 by (y) the Market Price.

            SECTION 2.2 Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Sheppard, Mullin, Richter & Hampton, LLP, 333 South Hope Street, Forty-Eighth Floor, Los Angeles, California 90071 on the third Business Day after all the conditions to the parties' respective obligations under Article 7 are satisfied or waived as provided herein, or at such other time or place as the parties may agree. At the Closing:

                  (a) Each of the Investors shall deliver to the Company the amount set forth opposite its name on Annex 1 hereto in immediately available funds by wire or intrabank transfer to an account of the Company designated by the Company by notice to the Investor given not later than three Business Days prior to the Closing Date.

                  (b) The Company shall deliver to each of the Investors certificates for the shares of Common Stock purchased, duly registered in the name of the Investor in such denominations as the Investor may designate to the Company by notice given not less than three Business Days prior to the Closing.


                                  ARTICLE 3

                            STOCKHOLDER APPROVAL

                           [Intentionally Omitted]


                                  ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date that:

            SECTION 4.1 Representations Under the Merger Agreement. Each representation and warranty of the Company contained in Article IV of the Merger Agreement and, provided that the Merger is consummated, each representation and warranty of Das Devices, Inc. contained in Article III of the Merger Agreement is true and correct in all material respects.

            SECTION 4.2  Authority; No Conflict.

                  (a) This Agreement has, and the Registration Rights Agreement when executed and delivered in accordance with this Agreement will be, duly executed and delivered by the Company, and will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, in each case except as such enforceability may be limited by
      (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, fraudulent transfer, preferential transfer or distribution laws and other similar laws affecting creditors' rights generally, (ii) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law and (iii) public policy issues that may affect the enforceability of provisions of the Registration Rights Agreement with respect to indemnification and contribution. The Company has all requisite corporate power, authority and capacity to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.

                  (b) Neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time):

                        (i)   contravene, conflict with or result in
            a violation of any provision of the Organizational
            Documents of the Company;

                       (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of the assets owned or used by the Company, may be subject;

                      (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                       (iv) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract; or

                        (v) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any of the assets owned or used by the Company,

except in the case of each of clauses (ii) through (v) above, for such contraventions, conflicts, violations, Liabilities, reassessments, revaluations, breaches or creations of Encumbrances which, individually and in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            The Company is not, and will not be, required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation of the Transaction, except for (i) any Consent required under the HSR Act and (ii) the approval by the NYSE to list the Shares.

            SECTION 4.3 Due Authorization and Validity of Shares. The shares of Common Stock to be issued and sold by the Company hereunder have been duly authorized and, when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

            SECTION 4.4 Brokers and Finders; Advisors. The Company has incurred no obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Transaction. The Company agrees to indemnify the Investors against, and to hold the Investors harmless from, any claims for brokerage or similar commissions or other compensation which may be made against the Investors by any third party in connection with the Transaction, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of the Company.

            SECTION 4.5 Governmental Regulations. None of the Company nor any of its Subsidiaries is, or will upon issuance and sale of the Shares and the use of the proceeds as contemplated by this Agreement be, subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

            SECTION 4.6 No Violation of Regulations of Board of Governors of Federal Reserve System. Neither the Company nor any agent thereof acting on the behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares, or the application of proceeds thereof, to violate Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

            SECTION 4.7 Listing of Common Stock. The outstanding Common Stock is listed on the NYSE, and the Company's listing agreement with respect thereto is in full force and effect. No action has been taken or threatened by the NYSE with respect to the delisting or permanent suspension from trading of the Common Stock.

            SECTION 4.8  Proxy Material.  [Intentionally Omitted]

            SECTION 4.9  Private Offering.  Assuming the
representations of the Investors are true and complete, the sale of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act.

                                  ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

            Each of the Investors hereby represents and warrants to the Company as of the date hereof and as of the Closing Date that, as to itself:

            SECTION 5.1 Organization and Existence. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary powers, and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            SECTION 5.2  Authorization.

                  (a) The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement are within the powers of such Investor and have been duly authorized by all necessary action on the part of the Investor and its general partner, if any. This Agreement constitutes the valid and binding agreement of such Investor.

                  (b) Neither the execution and delivery of this Agreement and the Registration Rights Agreement nor the consummation or performance of the Transaction will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of any provision of the Organizational Documents of such Investor.

            SECTION 5.3 Governmental Authorization. The execution, delivery and performance by such Investor of this Agreement requires no consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official or authority on the part of the Investor, other than (i) pursuant to the HSR Act or (ii) such actions or filings which have been taken or made or will have been taken or made prior to the Closing Date.

            SECTION 5.4 Brokers and Finders; Advisors. Such Investor has incurred no obligation or Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Transaction contemplated by this Agreement. Such Investor agrees to indemnify the Company against, and to hold the Company harmless from, any claims for brokerage or similar commissions or other compensation which may be made against the Company by any third party in connection with the Transaction, which claim is based upon such third party having acted as broker, finder, investment banker, advisor, consultant or appraiser or in any similar capacity on behalf of such Investor.

            SECTION 5.5  Proxy Material.  [Intentionally Omitted]

            SECTION 5.6 Purchase Entirely for Own Account. This Agreement is made with the Investors in reliance upon the representation of each of the Investors to the Company, which by an Investor's execution of this Agreement the Investor hereby confirms, that the Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in contravention of applicable law, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in contravention of applicable law. Each of the Investors further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

            SECTION 5.7 Disclosure of Information. Such Investor and its Representatives have received all the information that any of them considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 4 of this Agreement or the right of the Investors to rely thereon.

            SECTION 5.8 Investment Experience. Such Investor is an institutional investor in securities of companies in the development or growth stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

            SECTION 5.9 Accredited Investor. Such Investor is and at the Closing will be an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect.

            SECTION 5.10 Restricted Securities. Such Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Investor acknowledges and consents to the inclusion on any certificates representing the Shares of such legends as shall be required by applicable law.

            SECTION 5.11 Company Reliance. Such Investor acknowledges that its representations and warranties are being relied upon by the Company in order to, among other things, structure the transactions contemplated by this Agreement to comply with the applicable federal and state securities laws.


                                  ARTICLE 6

                 COVENANTS OF THE INVESTORS AND THE COMPANY

            SECTION 6.1 Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and the Investors shall use their Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Transaction. The Company and the Investors agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby.

            SECTION 6.2 Operation of Business. Between the date of this Agreement and the Closing, the Company will conduct its business only as set forth in Section 5.02 of the Merger Agreement. The Company also agrees that Section 5.02 of the Merger Agreement will not be amended without the written consent of the Investors.

            SECTION 6.3  Certain Consents and Approvals.

                  (a) Each party shall use its Best Efforts to file or cause to be filed any reports, notifications or other information that may be required under the HSR Act and to furnish or cause to be furnished to the other all such information in its possession as may be reasonably necessary for the completion of the reports, notifications or submissions to be filed by the other. Each party hereto agrees to use its Best Efforts to comply and cause its Affiliates to comply in full and timely manner with any request from a Governmental Body for additional information.

                  (b)   [Intentionally Omitted]

                  (c) The Company shall use its Best Efforts to cause the Shares to be listed on the NYSE (subject to notice of issuance) and to maintain, at all times while any Shares are outstanding, the effectiveness of such listing on the NYSE.


                                  ARTICLE 7

                            CONDITIONS TO CLOSING

            SECTION 7.1 Conditions to Obligations of the Investors. The obligation of an Investor to consummate the purchase of the Shares to be purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Company and of Das Devices, Inc. contained in this Agreement, the Merger Agreement and any certificate delivered by the Company pursuant hereto or thereto shall be true and correct in all material respects as of the Closing
      Date as though made on and as of such date;

                  (b) The Company shall have performed and complied in all material respects with its covenants and agreements contained in this Agreement or the Merger Agreement or contemplated hereby or thereby to be performed or complied with on or before the Closing Date;

                  (c) The Company shall have delivered to such Investor a certificate signed by its chief executive officer to the effect that the conditions set forth in
      Section 7.1(a) and (b) have been satisfied;

                  (d)   [Intentionally Omitted]

                  (e)   No Material Adverse Change shall have
      occurred with respect to the Company or Das Devices, Inc.
      since July 4, 1998;

                  (f) The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local Governmental Authorities necessary for the issuance of the Shares, and all thereof shall be in full force and effect at the time of Closing and shall be effective to permit such issuance. The Shares shall have been duly approved for listing on the NYSE (subject to notice of issuance) and such approval shall be in full force and effect at the time of Closing;

                  (g)   No injunction or other court order
      restraining or prohibiting the consummation of the Transaction shall have been issued and be in effect on the Closing Date, and no action, suit or other proceeding, by any Governmental Authority or any other party, shall be pending or Threatened, that in the reasonable opinion of such Investor (after consultation with the Company) has a substantial likelihood of success, seeking to restrain or prohibit the purchase and sale of the Shares hereunder or seeking material damages with respect thereto;

                  (h)   Any waiting period required under the HSR
      Act, including any extension thereof, that is applicable to the Transaction shall have expired or been earlier terminated;

                  (i) The Merger shall have been consummated on the terms and conditions set forth in the Merger Agreement;

                  (j) The Company shall have executed and delivered to such Investor the Registration Rights Agreement in substantially the form attached hereto as Exhibit A (the
      "Registration Rights Agreement");

                  (k) Such Investor shall have received the opinion of Sheppard, Mullin, Richter & Hampton, LLP in substantially the form attached hereto as Exhibit B;

                  (l) Not less than $15,000,000 of Shares shall be purchased by the Investors at the Closing;


                  (m)   Such Investor shall have received from
      Sheppard, Mullin, Richter & Hampton LLP a letter permitting such Investor to rely on the opinion of Sheppard, Mullin, Richter & Hampton LLP issued pursuant to Section 7.02(b) of the Merger Agreement; and

                  (n) Such Investor shall have received all shares of Common Stock payable to it pursuant to Sections 2.01(b) and (c) of the Merger Agreement with respect to the Junior Notes and the Senior Notes (as such terms are defined in the Merger Agreement).


            SECTION 7.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the sale to an Investor of the Shares to be purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of such Investor contained in this Agreement and in any certificate delivered by such Investor pursuant hereto shall be true and correct in all material respects at and as of the date hereof;

                  (b)   Such Investor shall have performed and
      complied in all material respects with its covenants and agreements contained in this Agreement or contemplated hereby to be performed or complied with on or before the Closing Date;

                  (c) Such Investor shall have delivered to the Company a certificate signed by its authorized representative to the effect that the conditions set forth in Section 7.2(a) and (b) have been satisfied;

                  (d)   No injunction or other court order
      restraining or prohibiting the consummation of the Transaction shall have been issued and be in effect on the Closing Date, and no action, suit or other proceeding by any Governmental Authority or any other party shall be pending or Threatened, that in the reasonable opinion of the Company (after consultation with the Investors) has a substantial likelihood of success, seeking to restrain or prohibit the purchase and sale of the Shares hereunder or seeking material damages with respect thereto;

                  (e)   Any waiting period required under the HSR
      Act, including any extension thereof, that is applicable to the Transaction shall have expired or been earlier terminated;

                  (f)   [Intentionally Omitted]

                  (g) The Company shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local Governmental Authorities necessary for the issuance of the Shares, and all thereof shall be in full force and effect at the time of the filing and shall be effective to permit such issuance. The Shares shall have been duly approved for listing on the NYSE (subject to notice of issuance) and such approval shall be in full force and effect at the time of Closing;

                  (h) The Merger shall have been consummated on the terms and conditions set forth in the Merger Agreement;

                  (i)   Such Investor shall have executed and
      delivered to the Company the Registration Rights Agreement;
      and

                  (j) Not less than $15,000,000 of Shares shall be purchased by the Investors at the Closing.


                                  ARTICLE 8

                                 TERMINATION

            SECTION 8.1 Grounds for Termination. The obligation of an Investor to purchase any Shares hereunder, and the obligation of the Company to sell any Shares to an Investor hereunder, may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Company and such Investor;

                  (b) by either the Company or such Investor if the Closing shall not have been consummated for any reason on or before April 30, 1999;

                  (c) by either the Company or such Investor if consummation of the Transaction would violate any order, decree or judgment of any court or Governmental Body having competent jurisdiction;

                  (d) by the Company, on the one hand, or by such Investor, on the other hand, if a material Breach of any provision of this Agreement has been committed by the other party (i.e., the Company, on the one hand, or the Investor, on the other) and such material Breach has not been expressly waived in writing;

                  (e) (i) by such Investor if any of the conditions in Section 7.1 have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of such Investor to comply with its obligations under this Agreement) and such Investor has not expressly waived such condition in writing on or before the Closing; or (ii) by the Company, if any of the conditions in Section 7.2 have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not expressly waived such condition in writing on or before the Closing; or

                  (f) by the Company if the closing price per share of the Common Stock on the Trading Day immediately preceding the Closing Date shall be less than $4.00.

                  The party desiring to terminate this Agreement shall give notice of such termination to the other party.

            SECTION 8.2 Effect of Termination. If this Agreement is terminated as permitted by Section 8.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that if such termination shall result from the willful and intentional failure of any party to fulfill a condition to the performance of the obligations of the other parties, the willful and intentional failure of any party to perform a covenant of this Agreement or the willful and intentional breach by any party of any representation, warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach.


                                  ARTICLE 9

                                MISCELLANEOUS

            SECTION 9.1 Notices. All notices, requests, offers, acceptances, consents, and other communications to be given pursuant hereto shall be in writing and be effective upon receipt and may be given by overnight courier, by hand delivery or facsimile transmission and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

            If notice is given to the Company, to:

                  Applied Magnetics Corporation
                  75 Robin Hill Road
                  Goleta, California  93117
                  Attention:  Chief Executive Officer
                  Telecopier:  (805) 967-2677
            with a copy to:

                  Sheppard, Mullin, Richter & Hampton LLP
                  333 South Hope Street, 48th Floor
                  Los Angeles, CA  90071
                  Attention:  James J. Slaby, Esq.
                  Fax: (213) 620-1398

            If notice is given to the Investors, to:

                  Sierra Ventures VI
                  3000 Sand Hill Road
                  Building 4, Suite 210
                  Menlo Park, CA 94025
                  Attention:  Jeffrey M. Drazen
                  Telecopier:  (650) 854-5593

                  Watershed Partners, L.P.
                  Watershed Cayman, L.L.C.
                  Haussman Holdings
                  c/o Brookhaven Capital
                  3000 Sand Hill Road
                  Building 3, Suite 105
                  Menlo Park, CA 94025
                  Attention:  Dan Coleman
                  Telecopier: (650) 854-0545

                  East River Ventures, L.L.C.
                  645 Madison Avenue
                  New York, New York 10022
                  Attention:  Walter Carozza
                  Telecopier: (212) 644-5498

                  JAFCO America Ventures, Inc.
                  505 Hamilton Avenue, Suite 310
                  Palo Alto, CA 94301
                  Attention:  Phil Wicklam
                  Telecopier:  (650) 463-8801

                  The Chase Manhattan Bank,
                  as trustee for
                  First Plaza Group Trust
                  4 Chase Metrotech Center
                  Brooklyn, New York 11245
                  Attention:  Senior Relationship Manager
                  Telecopier:  (718) 242-8596
            with a copy to:

                  General Motors Investment Management Corporation 767 Fifth Avenue
                  New York, New York 10153
                  Attention:  Ellen Oster
                  Telecopier:  (212) 418-6123
                  and
                  Attention:  Jeffrey Barman
                  Telecopier: (212) 418-3644

            with a copy to:

                  Weil, Gotshal & Manges, L.L.P.
                  767 Fifth Avenue
                  New York, New York 10153
                  Attention:  Gerald S. Backman, Esq.
                  Telecopier:  (212) 310-8007


or to such other address or Person as such party may designate by written notice hereunder and, in the case of any other person becoming a party hereto or bound hereby, such address as such person shall specify.

            SECTION 9.2  Amendments; No Waivers.

                  (a)   Any provision of this Agreement may be
      amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Investors and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b)   No failure or delay by any party in
      exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3 Expenses. All reasonable costs and expenses incurred by the Investors, including reasonable expenses of Investors' counsel, in connection with this Agreement and the Registration Rights Agreement, incurred on or prior to Closing, shall be paid by the Company at the Closing, or, if the Closing does not occur, upon termination of this Agreement in the event that such termination occurs by reason of the fact that (a) the Company chooses not to continue with the transaction and there has been no material change in the terms and conditions of the investment as outlined in this Agreement; (b) the Investors discover through their due diligence procedures or otherwise a material misrepresentation with respect to the business (e.g., financial statements, capitalization, etc.) of the Company; or
(c) the Company is unable to satisfy a condition precedent to the Investors' obligation to close; provided, however, that the aggregate obligation of the Company shall not exceed $20,000.
The Company shall pay its own expenses incurred in connection with this Agreement and the Registration Rights Agreement. In all other circumstances under which the Transaction does not close, each party to this Agreement will bear its own expenses.

            SECTION 9.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that prior to the Closing no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement, other than to an Affiliate, without the consent of the other parties hereto.

            SECTION 9.5 Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California (without giving effect to its choice of law principles), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

            SECTION 9.6 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Schedules referred to herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

            SECTION 9.7 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            SECTION 9.8 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

            SECTION 9.9 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            SECTION 9.10 Publicity. Except as required by law, none of the Company or the Investors shall, directly or through an Affiliate, issue any press release or make any public statement regarding this Agreement and the Transaction contemplated hereby, without prior written approval of the other parties; provided, however, that in the case of announcements, statements, acknowledgments or revelations which either party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than two (2) calendar days prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

            SECTION 9.11 Survival. The representations and warranties contained in this Agreement, the Merger Agreement and the Registration Rights Agreement or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Closing, and any investigation by the Investors and the issuance of the Shares.
In the event of termination of this Agreement pursuant to Section 8.1, the provisions of Sections 8.2, 9.3, and 9.13 shall survive such termination.

            SECTION 9.12  Burden and Benefit.  There are no third
party beneficiaries of this Agreement.

            SECTION 9.13 Waiver of Jury Trial. EACH SIGNATORY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY PERMITTED CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY DEALINGS BETWEEN ANY OF THE SIGNATORIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject matter of this Agreement or any of the transactions contemplated hereby, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement, any of the transactions contemplated hereby or to any other document or agreement relating to the transactions contemplated hereby.

            SECTION 9.14 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provision, hereof, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action, including any appeal of such action.

            SECTION 9.15 Representation by Counsel. Each party hereto represents and agrees with each other that it has been represented by, or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

            SECTION 9.16 No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

            SECTION 9.17 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            SECTION 9.18  Captions.  The captions herein are
included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                        Applied Magnetics Corporation


                                        By /s/ Craig D. Crisman
                                           ------------------------------
                                            Craig D. Crisman,
                                            Chairman of the Board and
                                            Chief Executive Officer


                                        Sierra Ventures


                                        By /s/ Jeffrey M. Drazen
                                           ------------------------------
                                            Jeffrey M. Drazen,
                                            General Partner

                                        Watershed Partners, L.P.


                                        By /s/
                                           ------------------------------

                                           ------------------------------
                                            [Print Name and Title]


                                        Watershed Cayman, L.L.C.


                                        By /s/
                                           ------------------------------

                                           ------------------------------
                                            [Print Name and Title]


                                        Haussman Holdings



                                        By /s/
                                           ------------------------------

                                           ------------------------------
                                            [Print Name and Title]

                                        East River Ventures, L.L.C.


                                        By /s/ Walter A. Carozza
                                           ------------------------------
                                           Walter A. Carozza, Manager
                                           ------------------------------
                                            [Print Name and Title]


                                        JAFCO America Ventures, Inc.


                                        By /s/
                                           ------------------------------

                                           ------------------------------
                                            [Print Name and Title]


                                        The Chase Manhattan Bank, As
                                        Trustee for First Plaza Group
                                        Trust

                                        By The Chase Manhattan Bank


                                            By /s/ John F. Weeda
                                               ------------------------------
                                               John F. Weeda, Vice President
                                               ------------------------------
                                               [Print Name and Title]

                                                                     ANNEX 1




                                                                Aggregate
Investor                                                   Purchase Price
--------                                                   --------------
Sierra Ventures VI                                             $1,250,000

Watershed Partners, L.P.                                          625,000

Watershed Cayman, L.L.C.                                          375,000

Haussman Holdings                                                 250,000

East River Ventures, L.L.C.                                     1,250,000

JAFCO America Ventures, Inc.                                    1,250,000

The Chase Manhattan Bank, as                                   15,000,000
Trustee for First Plaza Group
Trust

                                                                 EXHIBIT 10.2
                        REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and effective as of February 11, 1999, by and among Applied Magnetics Corporation, a Delaware corporation (the "Company"), and each other person whose name is set forth on the signature pages hereof (collectively, the "Investors" and, individually, an "Investor").

                                  RECITALS

            A. Upon the terms and subject to the conditions of a Securities Purchase Agreement, dated as of November 24, 1998 and amended and restated as of January 19, 1999 (the "Securities Purchase Agreement"), by and among the Company and the Investors, the Investors have purchased an aggregate of 4,950,495 shares of the common stock, $0.10 par value ("Common Stock"), of the Company.

            B. A material inducement for the parties to consummate the purchase and sale of such shares was that the Company enter into this Agreement.

                                  AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

            1. Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

            "Affiliate" shall have the meaning provided in the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

            "Agreement" shall mean this Registration Rights
Agreement.

            "Closing Date" shall have the meaning provided in the Securities Purchase Agreement.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning provided in Recital A.

            "Company" shall mean Applied Magnetics Corporation.

            "Demand Registration" shall mean a registration made pursuant to Section 2 or 3(a).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of comparable information by reference to other documents filed by the Company with the Commission.

            "Holder" shall mean any Person who is the record owner of Registrable Shares, or any permitted assignee thereof in accordance with Section 20.

            "Initiating Holders" shall have the meaning provided in
Section 3(b).

            "Investors" shall have the meaning provided in the first paragraph of this Agreement.

            "Person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

            "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

            "Registrable Shares" shall mean (a) the Shares beneficially owned by any Holder, (b) any Common Stock of the Company issued to a Holder as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares or (c) any other shares of Common Stock of the Company held by a Holder; provided, however, that shares of Common Stock shall only be treated as Registrable Shares if and so long as
(i) they have not been sold by the Investor to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement under the Securities Act, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (including any sale pursuant to Rule 144 under the Securities Act or any similar provision) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) if the Holder shall have received from the Company an opinion of counsel reasonably acceptable to the Holder stating that they may immediately be resold by the Holder pursuant to Rule 144(k) under the Securities Act without any volume limitation and without any additional unreasonable expense.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Securities Purchase Agreement" shall have the meaning provided in Recital A.

            "Shares" shall mean the shares of Common Stock issued and sold by the Company to the Investors pursuant to the Securities Purchase Agreement.

            "Violation" shall have the meaning provided in
Section 8(a).

            2. Initial Registration. The Company shall use all reasonable commercial efforts to effect as soon as practicable after the Closing Date (as defined in the Securities Purchase Agreement), and in any event within 60 days of the Closing Date, the registration under the Securities Act for resale of the Registerable Shares. Such registration shall be deemed to be a Demand Registration requested pursuant to Section 3(a), subject to all terms and conditions of this Agreement applicable to such Demand Registration; provided, however, that (i) the selection of any managing underwriter shall be made as provided in
Section 3(b) by written notice to the Company not less than 30 days prior to the Closing Date, (ii) the term "Initiating
Holders" shall mean, with respect to the registration referred to in this Section 2, all the Holders and (iii) the Company shall register under the Securities Act for resale on such registration statement all shares of Common Stock required to be registered by it pursuant to that certain Registration Rights Agreement entered into by the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger dated as of November 24, 1998 and amended and restated as of January 19, 1999, by and among the Company, AMC Merger Subsidiary, Inc. and DAS Devices, Inc.

            3.     Demand Registration.

                  (a) General. If the Company shall receive, at any time after 180 days after the Closing Date, a written request from the Holders of at least the lesser of
      (x) 1,500,000 Registrable Shares (adjusted for all stock splits or similar transactions) or (y) Registrable Shares with a fair market value, based on the closing market price on the trading day immediately prior to the date of notice (as reported in the Wall Street Journal), of not less than $10,000,000, that the Company file a registration statement under the Securities Act covering the registration of such Registrable Shares, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 3, use all reasonable commercial efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Securities Act for resale of all such Registrable Shares and all such additional Registrable Shares which the Holders request to be so registered within thirty (30) days of the mailing of such notice by the Company in accordance with
      Section 17 hereof (a "Demand Registration").

                  (b)   Underwriters Cut-back.  If the Holders
      initiating the registration request under Section 3(a) (the "Initiating Holders") intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a), and the Company shall include such information in the written notice referred to in such Section. The selection of the managing underwriter of any registration under this Section 3 shall be made by a majority of the Initiating Holders, with the consent of the Company (such consent not to be unreasonably withheld). In the case of an underwritten offering, the right of any Holder to include Registrable Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting (unless otherwise mutually agreed by a majority of the Initiating Holders and such Holder to the extent provided herein). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Shares that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Shares of the Company owned by each Holder; provided, however, that the number of shares of Registrable Shares to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Limit on Demand Registrations. The Company is obligated to effect only two (2) Demand Registrations pursuant to Section 3(a); provided, however, that such limitation shall not include a Demand Registration effected by means of a Form S-3. For purposes of this Section 3(c), no such Demand Registration shall be deemed to have taken place unless (i) the registration statement filed pursuant to such Demand Registration has been declared effective by the Commission and sales of the securities have been permitted consistent with the plan of distribution described in the registration statement or (ii) a Demand Registration shall be forfeited by operation of Section 3(f).
                  (d)   Right to Defer.  Notwithstanding the
      foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Secretary of the Company stating that, in the good faith judgment of the Board of Directors of the Company as set forth in a duly adopted written resolution, there is a reasonable likelihood that the filing of such registration statement would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company and, therefore, it is necessary to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not use this right more than once in any twelve month period.

                  (e) Right to Defer for other Company Offering. Notwithstanding the foregoing, if the Company receives a request for registration under Section 3(a) of this Agreement, then the Company may postpone such registration for forty-five (45) days in order to file a registration statement for a primary offering of Common Stock. In such event, the Holders of Registrable Shares shall have the piggyback registration rights, if any, granted pursuant to
      Section 4 hereof.

                  (f)   Expenses of Demand Registration.  All
      expenses, other than underwriting discounts and commissions, stock transfer taxes and the fees and disbursements of separate counsel, if any, retained by the Holders, incurred in connection with the first two
      (2) Demand Registrations, including (without limitation) all registration, filing and qualification fees, printers' fees, accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company and, thereafter, shall be borne by the selling Holders (in proportion to the number of Registerable Shares included therein). Notwithstanding the foregoing, however, in the event a registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Shares to be registered, then either (i) such expenses shall be borne solely by the Holders that requested Registrable Shares to be included in such registration and not by the Company (in which case all Holders participating in such registration shall bear such expenses pro rata based on the Registrable Shares to be registered), or (ii) one of the demand registration rights provided for in Section 3(a) shall be deemed forfeited. The election permitted by the previous sentence shall be made by the Initiating Holders in proportion to the Registrable Shares to be registered held by each.

                  (g) Notwithstanding anything to the contrary contained in this Agreement, Registerable Shares may not be offered for sale, sold or otherwise disposed of (other than to an Affiliate of the Holder who shall agree in writing to be bound by this Section 3(g)) until the earlier to occur of
      (i) 48 hours after results covering 30 days of post-merger combined operations of the Company and Das Devices, Inc. have been filed with the Commission, sent to stockholders of the Company or otherwise publicly issued by the Company or
      (ii) 60 days following the Closing Date.

            4.    Piggy-Back Registration.

                  (a) General. If, at any time after 180 days after the Closing Date, the Company proposes to register (including for this purpose a registration effected by the Company pursuant to Section 3 of this Agreement) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating to the sale of securities to participants in a Company stock plan, or (ii) a transaction pursuant to Rule 145), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 17 hereof, the Company shall cause to be registered under the Securities Act all of the Registrable Shares that each such Holder has requested to be registered subject to the underwriter cutback and other provisions of Section 4(b) hereof.

                  (b) Underwriting Requirements. In connection with any offering which constitutes an underwriting, the Company shall not be required under this Section 4 to include any of the Holders' Registrable Shares in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not materially and adversely affect the distribution of the Registrable Shares, such determination to be confirmed in writing upon the request of any Holder. If the total amount of Registrable Shares requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Shares which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling Holders according to the total amount of Registrable Shares owned by each selling

      Holder or in such other proportions as shall mutually be agreed to by such selling Holders).

                  (c)   Expenses of Company Registration.  The
      Company shall bear and pay all expenses incurred in connection with any registration, filing, qualification or sale of Registrable Shares pursuant to this Section 4, including (without limitation) all registration, filing, and qualification fees, and printers' fees, accounting fees and the fees and disbursements of counsel for the Company relating or apportionable thereto, but excluding underwriting discounts and commissions, stock transfer taxes and the fees and expenses of separate counsel, if any, retained by the selling Holders.

            5. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible, use reasonable commercial efforts to do the following:

                  (a) Commission Filing. Prepare and file with the Commission a registration statement with respect to such Registrable Shares and to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective until the sooner to occur of (i) 365 days after the effective date thereof in the case of a registration statement filed pursuant to
      Section 2 and 180 days after the effective date thereof in the case of any other registration statement or (ii) until all of the Shares registered thereunder are sold.

                  (b)   Amendments.  Prepare and file with the
      Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and furnish such copies thereof to the Holders and any underwriters as they may reasonably request.

                  (c) Prospectus. Furnish to the Holders and any underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them, and cause all related filings to be made with the Commission as required by Rule 424.

                  (d) Blue Sky Qualification. Register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any underwriters; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, including, without limitation, delivering opinions of counsel and "comfort letters" of accountants; provided, however, that such managing underwriter has been selected consistent with the provisions of Section 3(b). Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Prospectus Delivery. Promptly notify each Holder of Registrable Shares covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request.

            6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares.

            7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            8. Indemnification. In the event (i) any Registrable Shares are included in a registration statement under this Agreement or (ii) any other shares of Common Stock held by the Investors are included in any registration statement:

                  (a) Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company will pay to each such Holder, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
      Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to which any Holder, underwriter or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person. This right to indemnification shall remain in full force and effect notwithstanding any investigation made by or on behalf of such Holder or underwriter and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by Selling Holder. To the fullest extent permitted by law, each selling Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 8(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall to the extent prejudicial relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

                  (d)   Contribution.  If the indemnification
      provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.

            9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration generally or pursuant to a registration on Form S-3, the Company agrees to use reasonable commercial efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) qualify for registration on Form S-3 for the sale of Registrable Shares;

                  (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any Registrable Shares without registration or pursuant to such form.

            10. "Market Stand-Off" Agreement. Each Holder hereby agrees that for a period of 90 days following the effective date of any registration effected subsequent thereto pursuant to Sections 1, 2 or 3 (provided the Holders are given written notice of the offering and the right to participate therein as provided for in this Agreement), such Holder, if requested by the managing underwriter, shall not, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration. In addition, each Holder agrees, if applicable, to acknowledge the undertaking provided for in this Section 10 by entering into customary written "lock-up" agreements with the managers of the relevant underwriting. The requirements of this Section 10 shall not apply to a Holder that, at the time of receipt of the referenced notice from the Company, (i) beneficially owned less than 5% of the outstanding shares of each class of the capital stock of the Company, (ii) is not an Affiliate or an employee of the Company and (iii) waives any further benefits of this Agreement for it or any subsequent assignee or transferee of its Registrable Shares.

            In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Shares of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            11. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively only with the written consent of the Company and the holders of sixty-six percent (66%) of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares and the Company.

            12. Termination. The rights provided in this Agreement shall terminate on the second anniversary of the effective date of this Agreement.

            13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT
REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

            14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            15. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            16. Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

            17. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

            18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

            19. Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

            20. Successors and Assigns. This Agreement shall be binding upon, and all rights hereto shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns; provided, however, that a transferee of Registrable Shares shall be deemed to be a Holder of such Registerable Shares only if such transferee shall have executed and delivered to the Company a Registration Rights Agreement Joinder in the form attached hereto as Exhibit A.

            21. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Company's capital stock pursuant to the Securities Act, other than those expressly set forth or referred to in this Agreement.

            22. Recapitalizations, etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of capital stock of the

Company or any capital stock, partnership units or, any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

                          (Signature Pages Follow)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   APPLIED MAGNETICS CORPORATION


                                   By: /s/ Craig D. Crisman
                                       --------------------------------
                                         Craig D. Crisman,
                                         Chairman of the Board and
                                         Chief Executive Officer

                                   Address:
                                         75 Robin Hill Road
                                         Goleta, California  93117
                                         Attention:  Chief Executive Officer
                                         Telecopier:  (805) 967-2677


                                   SIERRA VENTURES VI



                                   By: /s/ Jeffrey M. Drazen
                                       --------------------------------
                                         Jeffrey M. Drazen,
                                         General Partner

                                   Address:
                                         3000 Sand Hill Road
                                         Building #4, Suite 210
                                         Menlo, Park, CA 94025
                                         Attention:  Jeffrey M. Drazen
                                         Telecopier: (650) 854-5593


                                   WATERSHED PARTNERS, L.P.



                                   By: /s/
                                      --------------------------------

                                      ---------------------------------
                                            [Print Name and Title]

                                   Address:
                                         c/o Brookhaven Capital
                                         3000 Sand Hill Road
                                         Building #3, Suite 105
                                         Menlo Park, CA 94025
                                         Attention:  Dan Coleman
                                         Telecopier:  __________

                                   WATERSHED CAYMAN, L.L.C.



                                   By: /s/
                                      --------------------------------

                                      ---------------------------------
                                             [Print Name and Title]

                                   Address:
                                         c/o Brookhaven Capital
                                         3000 Sand Hill Road
                                         Building #3, Suite 105
                                         Menlo Park, CA 94025
                                         Attention:  Dan Coleman
                                         Telecopier:  __________


                                   HAUSSMAN HOLDINGS



                                   By: /s/
                                      --------------------------------

                                      ---------------------------------
                                             [Print Name and Title]

                                   Address:
                                         c/o Brookhaven Capital
                                         3000 Sand Hill Road
                                         Building #3, Suite 105
                                         Menlo Park, CA 94025
                                         Attention:  Dan Coleman
                                         Telecopier:  __________

                                   EAST RIVER VENTURES, L.L.C.



                                   By: /s/
                                      --------------------------------

                                      ---------------------------------
                                             [Print Name and Title]

                                   Address:
                                         645 Madison Avenue
                                         New York, New York 10022
                                         Attention:  Walter Carozza
                                         Telecopier:  (212) 644-5498

                                   JAFCO AMERICA VENTURES, INC.


                                   By: /s/
                                      --------------------------------

                                      ---------------------------------
                                             [Print Name and Title]

                                   Address:
                                         505 Hamilton Avenue, Suite 310
                                         Palo Alto, CA 94301
                                         Attention:  Phil Wiescham
                                         Telecopier:  (650) 463-8801


                                   THE CHASE MANHATTAN BANK,
                                   AS TRUSTEE FOR FIRST PLAZA GROUP
                                   TRUST

                                   By: The Chase Manhattan Bank

                                   By:
                                         ----------------------------

                                         ----------------------------
                                             [Print Name and Title]

                                   EXHIBIT A


                     REGISTRATION RIGHTS AGREEMENT JOINDER

            As of the date set forth below, the undersigned is acquiring from _________________ _____ shares of the Common Stock (the "Shares"), of Applied Magnetics Corporation (the "Company"). By execution of this Registration Rights Agreement Joinder, the undersigned, as successor to ________________ in respect of the Shares, shall be deemed to be a party to that certain Registration Rights Agreement, dated as of _________ __, 1999, by and among the Company and the "Investors" identified on the signature pages thereof (the "Registration Rights Agreement"). Pursuant to
Section 23 of the Registration Rights Agreement, the undersigned, as successor to ____________________, in respect of the Shares, shall have all rights, and shall observe all the obligations, applicable to a "Holder" under such Registration Rights Agreement.

Name:

Address for Notices:                    with copies to:


                                        _____________________________

                                        By:__________________________
                                              Name:
                                              Title:

                                        Date:





                                   S-4

                                                                 EXHIBIT 10.3

                          REGISTRATION RIGHTS AGREEMENT

            THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and effective as of ___________, 1999, by and among Applied Magnetics Corporation, a Delaware corporation (the "Company"), and Das Devices, Inc. ("DAS"), for the benefit of those persons who are to receive the merger consideration pursuant to the Merger Agreement (as defined below).

                                    RECITALS

            A. Upon the terms and subject to the conditions of an Agreement and Plan of Merger dated as of November 24, 1998, as amended (the "Merger Agreement"), by and among the Company, DAS, and AMC Merger Subsidiary, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"), the Merger Sub will be merged with and into DAS and the Company will issue 13,051,872 shares of the common stock, $0.10 par value ("Common Stock"), of the Company to investors, optionees and certain consultants of DAS (the "Third Party Beneficiaries").

            B. A material inducement for the parties to consummate the transactions contemplated by the Merger Agreement was that the Company enter into this Agreement.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

            1. Definitions. As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

            "Affiliate" shall have the meaning provided in the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

            "Agreement" shall mean this Registration Rights Agreement.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Stock" shall have the meaning provided in Recital A.

            "Company" shall mean Applied Magnetics Corporation.

            "DAS Stockholders" shall mean those Persons who are entitled to receive shares of Common Stock pursuant to the Merger Agreement.

            "Effective Time" shall have the meaning provided in the Merger Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Holder" shall mean any Person who is the record owner of Registrable Shares, or any permitted assignee thereof in accordance with
Section 17.

            "Merger Agreement" shall have the meaning provided in Recital A.

            "Person" shall mean an individual, partnership, limited liability company, joint venture, corporation, trust or unincorporated organization or any other similar entity.

            "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

            "Registrable Shares" shall mean (a) the Shares beneficially owned by any Holder and (b) any Common Stock of the Company issued to a Holder as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Shares; provided, however, that shares of Common Stock shall only be treated as Registrable Shares if and so long as (i) they have not been sold by any Holder thereof to or through a broker or dealer or underwriter in a public distribution or otherwise pursuant to an effective Registration Statement under the Securities Act, (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof (including any sale pursuant to Rule 144 under the Securities Act or any similar provision) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) if the Holder shall have received from the Company an opinion of counsel reasonably acceptable to the Holder stating that they may immediately be resold by the Holder pursuant to Rule 144(k) under the Securities Act without any volume limitation and without any additional unreasonable expense.

            "Registration" shall mean a registration made pursuant to Section 2.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and the rules and regulations issued pursuant to that Act or any successor law.

            "Shares" shall mean the shares of Common Stock issued and sold by the Company to the Third Party Beneficiaries pursuant to the Merger Agreement.

            "Third Party Beneficiaries" shall have the meaning provided in Recital A.

            "Violation" shall have the meaning provided in
Section 6(a).

            2.    Registration.

                  (a) The Company shall use its best efforts (without regard to expenses) to effect as soon as practicable after the Effective Time, and in any event within 60 days of the Effective Time, the registration under the Securities Act for resale of the Registerable Shares.

                  (b) Expenses of Registration. All expenses, other than underwriting discounts and commissions, stock transfer taxes and the fees and disbursements of separate counsel, if any, retained by the Holders, incurred in connection with the Registration, including (without limitation) all registration, filing and qualification fees, printers' fees, accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

            3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible, use reasonable commercial efforts (without regard to expense) to do the following:

                  (a) Commission Filing. Prepare and file with the Commission on February 12, 1999 a registration statement with respect to such Registrable Shares and to cause such registration statement to become effective, and keep such registration statement effective for up to 365 days or until all of the Shares registered thereunder are sold, whichever occurs sooner.

                  (b) Amendments. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and furnish such copies thereof to the Holders.

                  (c) Prospectus. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them, and cause all related filings to be made with the Commission as required by Rule 424.

                  (d) Blue Sky Qualification. Register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Prospectus Delivery. Promptly notify each Holder of Registrable Shares covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the Commission, and furnish without charge to the Holders, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders may reasonably request.

            4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Shares of any Holder that such Holder (i) shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Shares and
(ii) shall agree in writing to observe all obligations applicable to a "Holder" under this Agreement.

            5. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

            6.    Indemnification.  In the event any Registrable
Shares are included in a registration statement under this
Agreement:

                  (a) Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its directors, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, and the Company will pay to each such Holder, director, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them, plus appropriate local counsel in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to which any Holder, underwriter or controlling person may become subject to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person. This right to indemnification shall remain in full force and effect notwithstanding any investigation made by or on behalf of such Holder or underwriter and shall survive the transfer of such securities by such Holder.

                  (b) Indemnification by Holder. To the fullest extent permitted by law, each Holder severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, each other Holder and any controlling person of any such underwriter or other Holder against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 6(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel (plus appropriate local counsel), with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial in any material respect to its ability to defend such action, shall to the extent prejudicial relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

                  (d) Contribution. If the indemnification provided for in this
      Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Shares giving rise to such contribution obligation and all amounts previously contributed by such Holder with respect to such losses, claims, damages, liabilities and expenses. The amount paid or payable to a party as a result of the losses, claims damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.

            7. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration generally, the Company agrees to use reasonable commercial efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Shares, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any Registrable Shares without registration or pursuant to such form.

            8. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively only with the written consent of the Company and the holders of sixty-six percent (66%) of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each Holder of any Registrable Shares then outstanding, each future holder of all such Registrable Shares and the Company.

            9. Termination. The rights provided in this Agreement shall terminate on the second anniversary of the effective date of this Agreement.

            10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

            11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            12. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            13. Negotiation of Agreement. Each of the parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

            14. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

            15. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

            16. Further Assurances. Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

            17. Successors and Assigns. This Agreement shall be binding upon, and all rights hereto shall inure to the benefit of, the parties hereto, and their respective successors and permitted assigns.

            18. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings with regard to the registration of the Company's capital stock pursuant to the Securities Act, other than those expressly set forth or referred to in this Agreement.

            19. Recapitalizations, etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Shares, to any and all shares of capital stock of the Company or any capital stock, partnership units or, any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Common Stock by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            20. Third Party Beneficiary. Each of the Third Party Beneficiaries shall be a third party beneficiary of this Agreement.

            21. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


                            (Signature Pages Follow)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

APPLIED MAGNETICS CORPORATION


                                   By: /s/ Craig D. Crisman
                                       --------------------------------
                                       Craig D. Crisman,
                                       Chairman of the Board and
                                       Chief Executive Officer

                                   Address:
                                       75 Robin Hill Road
                                       Goleta, California  93117
                                       Attention:  Chief Executive Officer
                                       Telecopier:  (805) 967-2677


                                   DAS DEVICES, INC.


                                   By: /s/ Mitchel Underseth
                                       --------------------------------
                                       Mitchel Underseth
                                       Chief Financial Officer


                                   CERTAIN THIRD PARTY BENEFICIARIES:

                                   SIERRA VENTURES VI


                                   By: /s/ Jeffrey M. Drazan
                                       --------------------------------
                                       Jeffrey M. Drazan,
                                       General Partner

                                   Address:
                                       3000 Sand Hill Road
                                       Building #4, Suite 210
                                       Menlo, Park, CA 94025
                                       Attention:  Jeffrey M. Drazan
                                       Telecopier: (650) 854-5593

                                   /s/ Bert Zaccaria
                                   -----------------------------------
                                   BERT ZACCARIA

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------


                                   /s/ Prabhakar Goel
                                   -----------------------------------
                                   PRABHAKAR GOEL

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------


                                   /s/ Brendan Joseph Cassin
                                   -----------------------------------
                                   BRENDAN JOSEPH CASSIN

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------


                                   /s/ Mitchel Underseth
                                   -----------------------------------
                                   MITCHEL UNDERSETH

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------

                                   /s/ Jeffrey Drazan
                                   -----------------------------------
                                   JEFFREY DRAZAN

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------


                                   /s/ Philip Wickham
                                   -----------------------------------
                                   PHILIP WICKHAM

                                   Address:
                                             ------------------------------
                                             ------------------------------
                                             Telecopier:
                                                        -------------------



                                   JAFCO AMERICA VENTURES, INC.


                                   By: /s/ Philip Wickham
                                      --------------------------------
                                       Philip Wickham
                                      ---------------------------------


                                   Address:
                                        505 Hamilton Avenue, Suite 310
                                        Palo Alto, CA 94301
                                        Attention:  Phil Wickham
                                        Telecopier:  (650) 463-8801

                                    Exhibit A


                      REGISTRATION RIGHTS AGREEMENT JOINDER

            As of the date set forth below, the undersigned is acquiring from _________________ _____ shares of the Common Stock (the "Shares"), of Applied Magnetics Corporation (the "Company"). By execution of this Registration Rights Agreement Joinder, the undersigned, as successor to ________________ in respect of the Shares, shall be deemed to be a party to that certain Registration Rights Agreement, dated as of _________ __, 1999, by and among the Company and the "Investors" identified on the signature pages thereof (the "Registration Rights Agreement"). Pursuant to Section 17 of the Registration Rights Agreement, the undersigned, as successor to ____________________, in respect of the Shares, shall have all rights, and shall observe all the obligations, applicable to a "Holder" under such Registration Rights Agreement.

Name:

Address for Notices:                    with copies to:


                                        ----------------------------

                                        By:-------------------------
                                              Name:
                                              Title:

                                        Date:

                                                                 EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 15, 1998 included (or incorporated by reference) in Applied Magnetics Corporation's Form 10-K for the fiscal year ended October 3, 1998 and to all references to our firm included in this Registration Statement


                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP


Los Angeles, California
February 11, 1999

                                                                 EXHIBIT 99.1

Applied Magnetics                                            NEWS RELEASE
--------------------------------------------------------------------------------
      FOR IMMEDIATE RELEASE         Contact:    Craig D. Crisman
                                                Chief Executive Officer
                                                (805) 683-5353

            APPLIED MAGNETICS AND DAS DEVICES COMPLETE MERGER

GOLETA, California, February 12,1999 - APPLIED MAGNETICS CORPORATION (APM:NYSE) today announced that it has completed its previously announced merger with DAS Devices Inc. Concurrent with the closing, a private placement was also completed with certain institutional investors which will net the Company $20 million dollars in new working capital.

The newly merged company will operate under the Applied Magnetics name with Wafer and Advanced Product Development centered in the Milpitas, California facility. Manufacturing will continue to reside in the companies facilities located in Goleta, California, and offshore in Malaysia, Korea and China. The combined Company's headquarters will continue to be in Goleta, California.

The completion of the merger has resulted in the, creation of a new company leading edge GMR based wafer technology with an extensive worldwide manufacturing infrastructure and customer support network to satisfy the demand for GMR recording heads, the fastest growing segment of the recording head inarket. The company currently has GMR product under evaluation at several US, Japanese and Korean hard disk drive manufacturers at aerial densities up to 8.2 gigabits per square inch.

"We are very excited to have completed the merger of Applied Magnetics Corporation and DAS Devices Inc. and are already experiencing near term as well as long term benefits by leveraging the strengths of the two companies." said Craig Crisman Chairman and CEO of Applied Magnetics.

Forward-looking statements included in this release are based on estimates and assumptions made by management of the Company, which, although believed to be reasonable, are inherently uncertain and difficult to predict. Therefore, undue reliance should not be placed upon such estimates. Such statements are subject to certain risks and uncertainties inherent in the Company's business that could cause actual results to differ Materially from those projected. These factors include, but are not limited to: successful transition to volume production of MR and GMR disk head products with profitable yields; the limited number of customers and customer changes in short range and long range plans; competitive pricing pressures; changes in business conditions affecting the Company's financial position or results of operations which significantly increase the Company's working capital needs; the Company's inability to

                                   -more-
generate or obtain sufficient capital to fund its working capital needs; the Company's ability to control inventory levels; domestic and international competition in the Company's product areas; risks related to international transactions; and general economic risks and uncertainties.

    Applied Magnetics Corporation is an independent manufacturer of magnetic recording heads, head-gimbal assemblies ("HGAs") and headstock assemblies ("HSAs") for computer hard disk drives. Founded in 1957, Applied Magnetics is the oldest independent U.S. based supplier of disk heads to the merchant market. Headquartered in Goleta, California, the Company employs over 4700 people around the world with facilities in Malaysia, Korea, Singapore and China. The Company's worldwide web site can be found at www.appmag.com.



                                   # # # #